UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
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DOLLAR TREE, INC.
(Name of Registrant as Specified In Its Charter)
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DOLLAR TREE, INC.
500 Volvo Parkway
Chesapeake, Virginia 23320

NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS
to be held on
Thursday, June 20, 2013

To Our Shareholders:

We will hold the annual meeting of shareholders of Dollar Tree, Inc. at The Founders Inn, 5641 Indian River Road, Virginia Beach, Virginia 23464 on Thursday, June 20, 2013 at 10:00 a.m. local time, for the following purposes:

•	To elect eleven director nominees to the Company’s Board of Directors as identified in the attached proxy statement, each to serve as a director for a one-year term;

•	To approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers;

•	To approve the Company’s 2013 Director Deferred Compensation Plan;

•	To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2013;

•	To approve management's proposal to increase authorized shares of common stock;

•	To vote on a shareholder proposal regarding supplier sustainability reporting; and

•	To act upon any other business that may properly come before the meeting.

Shareholders of record at the close of business on April 12, 2013 will receive notice of and be allowed to vote at the meeting.

Your vote is important to us. We encourage you to read the attached proxy statement and then sign, date and return your proxy card in the enclosed envelope at your earliest convenience. Sending in your proxy card will not prevent you from voting your shares at the meeting, if you desire to do so.

BY ORDER OF THE BOARD OF DIRECTORS
James A. Gorry, III
Corporate Secretary
Chesapeake, Virginia
May 17, 2013
IMPORTANT NOTICE ABOUT THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 20, 2013
The Company’s proxy statement and annual report to shareholders for the fiscal year ended February 2, 2013 are available at http://www.dollartreeinfo.com/investors/financial/annuals/

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Dollar Tree’s Board of Directors is soliciting your proxy to vote your shares at the annual meeting of shareholders. This proxy statement summarizes the information you need to know to vote at the meeting.

We began mailing these proxy materials on or about May 17, 2013 to all shareholders entitled to vote. The Dollar Tree 2012 Annual Report, which includes our financial statements, is being sent with this proxy statement.

The principal executive offices of Dollar Tree are located at, and our mailing address is, 500 Volvo Parkway, Chesapeake, Virginia, 23320; telephone: (757) 321-5000.

When and where is the annual meeting?
As shown in the Notice of Annual Meeting, the 2013 Annual Meeting of Shareholders of Dollar Tree, Inc. will be held on Thursday, June 20, 2013, at The Founders Inn, 5641 Indian River Road, Virginia Beach, Virginia 23464 at 10:00 a.m. local time.

Who is entitled to vote at the meeting?
You are entitled to vote if you were a shareholder of record of our common stock as of the close of business on April 12, 2013. Holders of record have one vote for each share held at the close of business. At that time, there were 224,038,254 shares of Dollar Tree, Inc. common stock outstanding. Votes will be tabulated by our transfer agent, Computershare.

What is the difference between a shareholder of record and a beneficial owner of shares held in “street name?”

If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are a shareholder of record. If your shares are held in an account at a brokerage firm, bank, or similar institution, then you are the beneficial owner of shares held in “street name.” The institution holding your account is considered the shareholder of record for purposes of voting at the annual meeting. As the beneficial owner, you have the right to instruct the institution on how to vote the shares held in your account.

How can I cast my vote?

Shareholder of Record

If you are a shareholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card or vote over the telephone or the Internet.

•	To vote in person, we will give you a ballot to vote your shares when you arrive at the meeting.

•	To vote using the enclosed proxy card, simply complete, sign, date and return it promptly in the envelope provided.

•	To vote by Internet, go to www.investorvote.com/DLTR and follow the steps outlined on the secured website.

•	To vote by telephone, dial toll free, 1-800-652-VOTE (8683) within the USA, US territories and Canada any time on a touch tone telephone. Follow the instructions provided by the recorded message.

•	If you vote your shares more than one time by any method, your shares will be voted in accordance with the vote that is received on the latest date.

Beneficial Owner

•	To vote using the enclosed proxy card, simply complete, sign, date and return it promptly in the envelope provided.

•	To vote by Internet, go to www.proxyvote.com and follow the steps outlined on the secured website.

•	To vote by telephone, dial toll free, 1-800-454-8683 (please note that beneficial shareholders may receive a different number based on their broker).

•	If you vote your shares more than one time by any method, your shares will be voted in accordance with the vote that is received on the latest date.

Shareholders who own their shares in street name are not able to vote at the annual meeting unless they have a proxy executed in their favor from the holder of record of their shares.

What are the Board’s voting recommendations?
The Board recommends that you vote your shares:

•	FOR each of the Board’s eleven nominees for the Board of Directors;

•	FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers;

•	FOR the approval and adoption of the Company’s 2013 Director Deferred Compensation Plan;

•	FOR the ratification of the selection of KPMG as our independent registered accounting firm for the fiscal year 2013;

•	FOR the approval of the management proposal to increase authorized shares of common stock; and

•	AGAINST the shareholder proposal to require supplier(s) to publish annual sustainability reports.

Can I change my voting instructions before the meeting?

You may revoke your proxy by sending in a signed proxy card with a later date, providing subsequent telephone or Internet voting instructions, providing a written notice of revocation to the Corporate Secretary of Dollar Tree, Inc. at the address on page 1 prior to the annual meeting or attending the annual meeting to cast your vote in person.

What constitutes a quorum?
A quorum is necessary for the transaction of business at the annual meeting. A quorum exists when holders of a majority of the total number of issued and outstanding shares of common stock that are entitled to vote at the annual meeting are present in person or by proxy.

Who will count the votes?
A representative of Computershare, our transfer agent, will act as the Inspector of Election, determine the presence of a quorum and tabulate the votes.
What is the effect of abstentions and broker non-votes?
The inspector will treat valid proxies marked “abstain” or proxies required to be treated as broker “non-votes” as present for purposes of determining whether there is a quorum at the annual meeting. A broker “non-vote” occurs when you fail to provide your broker with voting instructions on a particular proposal and the broker does not have discretionary authority to vote your shares on that particular proposal because the proposal is not a “routine” matter under the applicable rules. Abstentions and broker “non-votes” with respect to the matters to be voted on at the 2013 annual meeting, other than Proposal No. 5 - Approval of Amendments to our Articles of Incorporation to Increase Authorized Shares of Common Stock, will have no effect on the outcome. With respect to Proposal No. 5, abstentions and broker "non-votes" will have the same effect as votes against the proposal.

Unless your broker receives appropriate instructions from you, your broker may no longer use discretionary authority to vote your shares on any of the matters to be considered at the 2013 annual meeting of shareholders other than the ratification of our independent registered public accounting firm. Therefore, we strongly urge you to vote your shares.

If I share an address with another shareholder and we receive only one paper copy of proxy materials, how can I obtain an additional copy of proxy materials?
In some cases, only one proxy statement is being delivered to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. Upon written or oral request, we will deliver a separate copy of the proxy statement to a shareholder at a shared address to which a single copy of the proxy statement was delivered. You can notify our Corporate Secretary at our address on page 1 that you wish to receive a separate copy of the proxy statement in the future, or alternatively, that you wish to receive a single copy of the materials instead of multiple copies. Each shareholder will receive voting instructions relative to their individual holdings, regardless of a shared address.

How can I obtain an additional proxy card?
If you lose, misplace or otherwise need to obtain a proxy card and you are a shareholder of record, you should contact Computershare at 1-800-622-6757 (US, Canada, Puerto Rico) or 781-575-4735 (non-US).
If you hold your shares of common stock in “street name” and therefore are not a shareholder of record, contact your account representative at the broker, bank or similar institution through which you hold your shares.
Where and when will I be able to find the voting results?
You can find the official voting results on our Form 8-K within four business days after the annual meeting.

Who pays for the costs of the proxy solicitations?
The cost of soliciting proxies will be borne by us. Proxies may be solicited by officers, directors and regular employees of our company or our affiliates, none of whom will receive any additional compensation for their services. Such solicitations may be made personally, or by mail, facsimile, telephone, telegram or messenger. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material and annual reports to the beneficial owners of shares in accordance with the schedule of charges approved by the National Association of Securities Dealers, Inc. We have retained Georgeson Inc. to assist with the solicitation of proxies for a fee not to exceed $20,000, plus reimbursement for out-of-pocket expenses.

What effect does the stock split have on the disclosure contained in this proxy statement?

On May 29, 2012, the Board of Directors approved a 2-for-1 stock split in the form of a 100% common stock dividend. New shares were distributed on June 26, 2012 to shareholders of record as of the close of business on June 12, 2012. As a result, all share and per share data in this proxy statement have been retroactively adjusted to reflect this dividend having the effect of a 2-for-1 stock split.

PROPOSAL NO. 1- ELECTION OF DIRECTORS

Directors and Nominees
We currently have eleven directors on our Board, which was previously divided into three staggered classes for purposes of election. In June 2010, our shareholders approved our amended Articles of Incorporation and Bylaws to declassify the Board. As part of the transition to a declassified Board, directors who have been elected to three-year terms prior to the effectiveness of the amendment will complete those terms. With the expiration of terms at the 2013 annual meeting, all three-year terms will be complete and all of our directors are now subject to election for a one-year term expiring at the next annual meeting.
At the 2013 annual meeting of shareholders, the terms of the following directors are expiring: Arnold S. Barron, Macon F. Brock, Jr., Mary Anne Citrino, H. Ray Compton, Conrad M. Hall, Lemuel E. Lewis, J. Douglas Perry, Bob Sasser, Thomas A. Saunders III, Thomas E. Whiddon and Carl P. Zeithaml. The Board proposes to nominate these eleven directors to be re-elected for a one-year term at the 2013 annual meeting of shareholders.
The nominees have indicated their willingness to serve as directors. If a nominee becomes unable to stand for re-election, the persons named in the proxy will vote for any substitute nominee proposed by the Board of Directors.
Vote Required
Our directors are elected by a “plurality” vote. The nominees for each of the eleven board seats to be voted on at the 2013 Annual Meeting of Shareholders receiving the greatest number of votes cast will be elected. Shares held by brokers that are not voted in the election of directors will have no effect. In addition, we have adopted a corporate governance policy requiring each director-nominee to submit a resignation letter if he or she does not receive a majority of the votes cast. See page 16 for more on this policy.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
EACH OF THE NOMINEES FOR DIRECTOR.

INFORMATION CONCERNING NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

Nominees

Arnold S. Barron Private Investor; corporate director Chairman of the Compensation Committee
Mr. Barron, age 65, was the Senior Executive Vice President, Group President of The TJX Companies, Inc. from 2004 until his retirement in January 2009. His employment with The TJX Companies began in 1979. He held the positions of Executive Vice President, Chief Operating Officer, The Marmaxx Group (2000-2004), Senior Vice President, Group Executive, TJX (1996-2000), Senior Vice President, General Merchandising Manager, T.J. Maxx (1993-1996). From 1979 to 1993, he held several other executive positions within The TJX Companies, Inc.

With more than thirty years of experience in senior management, operations and retail merchandising in the U.S., Canada and Europe, Mr. Barron brings a tremendous combination of skills and experience spanning areas key to our business.

Mr. Barron became a director of Dollar Tree in March 2008. He also serves on the Board of rue21, inc.

Macon F. Brock, Jr. Non-Executive Chairman Dollar Tree, Inc.
Mr. Brock, age 71, has been Chairman of the Board since 2001 and a director since 1986. He served as the Chief Executive Officer from 1993 to 2003. From 1986, when he co-founded Dollar Tree, until 2001, he served as President. Until 1991, he was an officer and director of K&K Toys, Inc. Mr. Brock earned his B.A. from Randolph-Macon College and served as a Captain in the U.S. Marine Corps. He is a past Chairman of Randolph-Macon College.

As the company’s co-founder, Chairman of the Board and former Chief Executive Officer, Mr. Brock brings to our Board an intimate knowledge of our business coupled with experience in strategic business development, store operations, logistics, procurement, risk management, sales, marketing and other matters. His service on the Board also ensures that the Company’s unique culture and historical commitment to the core values of its customers is preserved. The Board also benefits from his service on the Nominating and Corporate Governance Committee and Compensation Committee of Lumber Liquidators, Inc. and the Compensation Committee of rue21, inc.

Mr. Brock has served on our Board since 1986. He also serves on the Board of Lumber Liquidators, Inc. and rue21, inc. He previously served on the Board of Landmark Communications from 2004 through 2009.

Mary Anne Citrino Senior Managing Director, Corporate Advisory Services The Blackstone Group Member of the Audit Committee; Member of the Nominating and Corporate Governance Committee
Ms. Citrino, age 54, has been the Senior Managing Director in the Corporate Advisory Services group at The Blackstone Group, a global investment and advisory firm, since 2005. Previously, Ms. Citrino was employed at Morgan Stanley for over twenty years. During her years there, she served as the Global Head of Consumer Products Investment Banking, Co-Head of Health Care Services Investment Banking, and a Mergers and Acquisitions Analyst.

With more than twenty years of experience in investment banking, extensive experience in mergers and acquisitions, together with her competence in critical financial analysis and successful record in a variety of business dealings, Ms. Citrino brings essential skills and a unique perspective to the Board.

Ms. Citrino was appointed as a director of Dollar Tree in 2005. She also serves on the Board of Health Net, Inc.

H. Ray Compton Private investor; corporate director Member of the Nominating and Corporate Governance Committee; Member of the Compensation Committee

Mr. Compton, age 70, has been a director since 1986. Mr. Compton was Executive Vice President from 1998 to 2002 and Chief Financial Officer from 1986 to 1998. He retired as a full-time employee in 2002 and became fully retired in 2004. From 1979 until 1991, he was employed in similar roles with K&K Toys, Inc. Prior to 1979, he was associated for fifteen years with a manufacturing company in various accounting and management positions.

Having served as a director for twenty-seven years and a former Chief Financial Officer, Mr. Compton brings to the Board a deep understanding of the company’s history and unique business model. In addition, Mr. Compton’s extensive experience in management, finance and accounting, coupled with his past service as Chairman of the Audit Committee for Hibbett Sports, Inc., is a vital asset to our Board.

Mr. Compton has been a director of Dollar Tree since 1986. He previously served on the Board of Hibbett Sports, Inc. from 1997 to 2005.

Conrad M. Hall Private investor; corporate director Member of the Audit Committee; Member of the Compensation Committee
Mr. Hall, age 69, served as the President and Chief Executive Officer of Dominion Enterprises, a leading media and marketing information services company from 2006 until his retirement in January 2009. Prior to 2006, he served as the President and Chief Executive Officer of Trader Publishing Company since April 1991. From 1989 to 1991, he served as the President of Landmark Target Media, Inc. Mr. Hall joined Landmark Communications, Inc. in 1970 where he held various senior positions, including Executive Vice President and Chief Financial Officer from 1985 to 1989. He also served as the Vice President of The Virginian-Pilot and The Ledger-Star division of Landmark from 1977 to 1981.

Mr. Hall’s experience as a former Chief Executive Officer and his demonstrated success in new business development is of immense value to the Board, especially as we continue to evaluate growth opportunities. He also brings to the Board thirty years of operational expertise, extensive experience in information technology, strategic planning, human resources, and a solid financial background.

Mr. Hall became a director of Dollar Tree in January 2010. He previously served as a director for Dominion Enterprises and Landmark Communications, Inc. from 2006 through 2009. He also served on the Board of Trader Publishing Company from 1991 through 2006.

Lemuel E. Lewis Private investor; corporate director Member of the Audit Committee
Mr. Lewis, age 66, is President of LocalWeather.com, a web-based privately-held media company he founded in 2008. He served as the Executive Vice President and Chief Financial Officer of Landmark Communications, Inc. from 2000 until his retirement in 2006. From 1981 to 2000, he held several other senior positions with Landmark Communications.

Mr. Lewis brings to the Board many years of experience in accounting, finance, human resources, mergers and acquisitions, and business unit operations. The Board also benefits from his valuable financial experience as a former Chief Financial Officer and his service on other Boards, including the Audit Committee of Markel Corporation and Owens & Minor. In addition, our Board has determined that Mr. Lewis qualifies as an Audit Committee financial expert.

Mr. Lewis became a director of Dollar Tree in July 2007. He also serves on the Board of Markel Corporation and Owens & Minor Inc. He served as Chairman of the Board for the Federal Reserve Bank of Richmond from 2008 through 2010 and was the Chairman of its Audit Committee from 2005 to 2008. He previously served on the Board of Landmark Communications from 2006 through 2008.

J. Douglas Perry Chairman Emeritus Dollar Tree, Inc.
Mr. Perry, age 65, became Chairman Emeritus of the Board in 2001. He had been Chairman of the Board since 1986 when he co-founded Dollar Tree. He also served as Chief Executive Officer from 1986 to 1993. He retired as an employee and officer of the company in 1999. Until 1991, he was an executive officer of K&K Toys, Inc. which he, along with Mr. Brock, Mr. Compton and Mr. Perry’s father, built from the company’s original single store to 136 stores.

As the company’s co-founder, former Chairman and Chief Executive Officer, Mr. Perry brings to the Board vital leadership and executive management skills, as well as a deep understanding and knowledge about our business.

Mr. Perry has served on our Board since 1986.

Bob Sasser President and Chief Executive Officer Dollar Tree, Inc.
Mr. Sasser, age 61, has been Chief Executive Officer since 2004 and President since 2001. He had been Dollar Tree’s Chief Operating Officer from 1999 to 2004. Previously, from 1997 to 1999, he served as Senior Vice President, Merchandise and Marketing of Roses Stores, Inc. From 1994 to 1996, he was Vice President, General Merchandise Manager for Michaels Stores, Inc. Prior to 1994, he held several positions at Roses Stores, Inc., ranging from Store Manager to Vice President, General Merchandise Manager.

Mr. Sasser’s demonstration of outstanding leadership skills, business acumen, commitment to excellence, and his major contributions to the company’s growth and success as the Chief Executive Officer of Dollar Tree, provides essential insight and guidance to our Board. In addition, the Board benefits from Mr. Sasser’s forty years of retail experience.

Mr. Sasser was elected to our Board in 2004. He serves on the Board of The Fresh Market, Inc.

Thomas A. Saunders III President, Ivor & Co., LLC Lead Independent Director; Chairman of the Nominating and Corporate Governance Committee
Mr. Saunders, age 76, has been the President of Ivor & Co., LLC, a private investment company, since 2000. He was a founder of Saunders Karp & Megrue Partners, L.L.C., (“SKM”) which controlled the SK Equity Fund, L.P., once a major investor in Dollar Tree. SKM merged with Apax Partners in 2005. Before founding SKM in 1990, he was a Managing Director of Morgan Stanley & Co. from 1974 to 1989. Mr. Saunders is the recipient of the 2008 National Humanities Medal and a recipient of the highest awards bestowed by the Marine Corps University Foundation, the New-York Historical Society, the Virginia Military Institute and the Darden Graduate School of Business at the University of Virginia.

Mr. Saunders brings to the Board valuable financial expertise, including extensive experience in investment banking and a solid understanding of the capital markets. As a company director for twenty years and lead independent director for the past six years, Mr. Saunders also brings to the Board critical leadership skills and a deep understanding of our business.
The Board also benefits from his service on the Nominating and Corporate Governance Committee and Compensation Committee of Hibbett Sports, Inc.

Mr. Saunders has been a Dollar Tree director since 1993. He also serves on the Board of Hibbett Sports, Inc. and Teavana Holdings, Inc.

Thomas E. Whiddon Private investor; Advisory Director, Berkshire Partners, LLC Chairman of the Audit Committee
Mr. Whiddon, age 60, is an Advisory Director of Berkshire Partners, LLC (a private equity firm), and as such, served in interim executive operating roles for various Berkshire portfolio companies from 2004 to 2006. Previously, he was Executive Vice President of Lowe’s Companies, Inc. from 1996 until his retirement in 2003. During this time, he served as Executive Vice President of Logistics and Technology from 2000 to 2003 and Executive Vice President, Chief Financial Officer from 1996 to 2000. Prior to his tenure at Lowe’s, he served as the Chief Financial Officer and Treasurer of Zale Corporation from 1994 to 1996. From 1986 to 1993, he served as the Treasurer of Eckerd Corporation.

Having served as Chief Financial Officer and Treasurer of successful large public retail companies, coupled with his many years of experience in public accounting, Mr. Whiddon brings to our Board extensive financial expertise. In addition, our Board has determined that Mr. Whiddon qualifies as an Audit Committee financial expert. His service on the Board and a number of Committees of Carter’s Inc. and Sonoco Products Company, Inc. further enhances his contributions to our Board. He also brings a fresh perspective to Dollar Tree’s logistics and technology focus.

Mr. Whiddon has been a member of our Board since 2003. He currently serves as a director of Sonoco Products Company, Inc. and Carter’s Inc.

Carl P. Zeithaml Dean, McIntire School of Commerce University of Virginia Member of the Compensation Committee
Dr. Zeithaml, age 63, is the Dean of the McIntire School of Commerce at the University of Virginia. He is also a Professor in the Management Area specializing in strategic management. He joined the McIntire School in 1997, after eleven years on the faculty in the Kenan-Flagler Business School at the University of North Carolina-Chapel Hill.

Dr. Zeithaml provides the Board with expertise in strategic management with an emphasis on competitive strategy, corporate governance and global strategy. He brings to the Board extensive educational experience and a strong understanding of risk management.

Dr. Zeithaml became a director of Dollar Tree in July 2007.

Executive Officers
(Other than those listed above)

Kevin S. Wampler Chief Financial Officer Dollar Tree, Inc.
Mr. Wampler, age 50, has been the Chief Financial Officer since December 2008. Prior to joining Dollar Tree, he served as Executive Vice President, Chief Financial Officer and Assistant Secretary for The Finish Line, Inc. from October 2003 to November 2008. Mr. Wampler held various other senior positions during his fifteen-year career at The Finish Line, including Senior Vice President, Chief Accounting Officer and Assistant Secretary from 2001 to 2003. Mr. Wampler, a Certified Public Accountant, was employed by Ernst and Young LLP from 1986 to 1993.

Gary M. Philbin Chief Operating Officer Dollar Tree, Inc.
Mr. Philbin, age 56, became Chief Operating Officer in March 2007. He previously served as our Senior Vice President of Stores since December 2001. He joined Dollar Tree after a thirty year career in the retail grocery industry. This included serving as the Chief Executive Officer, President and Chief Merchandising Officer of Grand Union from 1997 through the year of the company’s sale in 2000. Prior to Grand Union, he held senior executive level positions with SuperValu from 1996 to 1997, and A&P, from 1993 to 1996. In his career, Mr. Philbin held roles in both merchandising and operations at the corporate level. His career started with the Kroger Company where he held increasing positions of responsibility over a twenty year career.

Robert H. Rudman Chief Merchandising Officer Dollar Tree, Inc.
Mr. Rudman, age 62, has been Chief Merchandising Officer since June 2003. Prior to joining Dollar Tree, he served as President/CEO and minority shareholder of Horizon Group USA from 2000. From 1996 to 2000, Mr. Rudman was President/CEO of his own consulting company, VQ International Inc. From 1991 until 1996, Mr. Rudman was Executive Vice President/Chief Merchandise Officer of Michaels Stores. Prior to joining Michaels, Mr. Rudman served in a number of positions in a wide variety of retail formats, gaining the majority of his experience in merchandise and marketing.

Stephen W. White Chief Logistics Officer Dollar Tree, Inc.
Mr. White, age 58, has been Chief Logistics Officer since April 2003. He was the Senior Vice President of Logistics from 1999 to 2003, Vice President of Logistics from 1995 to 1999 and Director of Transportation and Distribution from 1994 to 1995. Prior to joining Dollar Tree, he served as Director of Transportation and held various other positions at Ames Department Stores from 1986 to 1994. Prior to Ames, he held several transportation and supply chain positions with a number of companies, including Shell Oil Company and Eastern Airlines.

Mr. Brock is married to Mr. Perry’s sister. There are no additional family relationships among the directors and executive officers.

HOW NOMINEES TO OUR BOARD ARE SELECTED

Candidates for election to our Board of Directors are nominated by our Nominating and Corporate Governance Committee and ratified by our full Board of Directors for consideration by the shareholders. The Nominating and Corporate Governance Committee operates under a charter, which is available on our corporate website at http://www.dollartreeinfo.com/investors/corporate/. You will find the charter of the committee and the charters of all of our other Board committees under the heading “Corporate Governance” in the Investor Relations section of the site. A copy of the charter is available to all shareholders upon request, addressed to our Corporate Secretary at the address on page 1. All members of the committee are independent under the standards established by the NASDAQ Stock Market.
Our Nominating and Corporate Governance Committee will consider candidates recommended by shareholders. Shareholders may recommend candidates for Nominating and Corporate Governance Committee consideration by submitting such recommendation using the methods described under the “Shareholder Nominations for Election of Directors” section on page 9 and “Communicating with our Board Members” on page 17. In making recommendations, shareholders should be mindful of the discussion of minimum qualifications set forth in the following paragraph. Although a recommended individual may meet the minimum qualification standards, it does not imply that the Nominating and Corporate Governance Committee necessarily will nominate the person so recommended by a shareholder.
In evaluating candidates for election to the Board, our Nominating and Corporate Governance Committee shall take into account the qualifications of the individual candidate as well as the composition of the Board as a whole.
Among other things, the Committee shall consider:

•	the candidate’s ability to help the Board create shareholder value,

•	the candidate’s ability to represent the interests of shareholders,

•	the business judgment, experience and acumen of the candidate,

•	the need of the Board for directors having certain skills and experience,

•	other business and professional commitments of the candidate, and

•	the number of other boards on which the candidate serves, including public and private company boards.
Our Nominating and Corporate Governance Committee does not have a written diversity policy, however, it does give consideration to potential candidates who would represent diversity on the Board with respect to professional background, experience, expertise, age, gender, and ethnicity.
Our Nominating and Corporate Governance Committee identifies nominees in a number of ways. One method is the recommendation of a current member of the Board, who personally knows and has an understanding of the qualifications of a proposed nominee. A second method is an awareness of persons who are successful in business, whether personally known to a member of the Board or not. We may contact such persons from time to time to ask whether they would be willing to serve. If they are willing, then the Nominating and Corporate Governance Committee conducts significant amounts of due diligence to ensure that a nominee possesses the qualifications, qualities and skills outlined above. The Nominating and Corporate Governance Committee also from time to time engages search firms to assist the committee in identifying potential Board nominees, and we pay such firms a fee for conducting such searches. As mentioned above, our Nominating and Corporate Governance Committee will consider recommendations from shareholders on the same basis as other candidates.
Shareholder Nominations for Election of Directors
Shareholders generally can nominate persons to be directors by following the procedures set forth in our bylaws. In short, these procedures require the shareholder to deliver a written notice containing certain required information in a timely manner to our Corporate Secretary at the address on page 1. To be timely, the notice must be sent either by personal delivery or by United States certified mail, postage prepaid, and received no later than 120 days in advance of the anniversary date of the proxy statement for the previous year's annual meeting. If no annual meeting was held in the previous year, or the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, notice must be sent not less than 90 days before the date of the applicable annual meeting. The notice must contain the information required by our bylaws about the shareholder proposing the nominee and about the nominee. A copy of our bylaws can be found online at http://www.dollartreeinfo.com/investors/corporate/.

Each shareholder’s notice to the Corporate Secretary must include, among other things:

•	the name and address of record of the shareholder who intends to make the nomination;

•
a representation that the shareholder is a shareholder of record of our company’s capital stock and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice;

•	the class and number of shares of our capital stock beneficially owned by the shareholder; and

•
a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder.

For each person nominated, the notice to the Corporate Secretary must also include, among other things:

•	the name, age, business address and, if known, residence address, of the nominee;

•	his or her principal occupation or employment;

•	the class and number of shares of our capital stock beneficially owned by such person;

•
any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended; and

•	the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected.
INFORMATION ABOUT THE BOARD OF DIRECTORS
Director Compensation
Director compensation is established by the Board of Directors and periodically reviewed. Beginning with the June 2010 Annual Shareholder Meeting, the Board determined that each non-employee director –that is, every director other than Macon Brock and Bob Sasser - will receive an annual retainer of $125,000, payable quarterly in advance. In addition, the Audit Committee chair will receive $30,000 and Audit Committee members will receive $20,000; the Compensation Committee chair will receive $20,000 and Compensation Committee members will receive $15,000; the Nominating and Corporate Governance Committee chair will receive $15,000 and the Nominating and Corporate Governance Committee members will receive $10,000. The Lead Director will receive an additional $35,000. The Board may also authorize additional fees for ad hoc committees, if any. Fees are paid quarterly in advance. We do not offer non-equity incentives or pension plans to non-employee directors.
Under our shareholder-approved 2003 Director Deferred Compensation Plan (DDCP), directors may elect to defer receipt of all or a portion of their board and committee fees to be paid at a future date in either cash or shares of common stock, or to defer all or a portion of their fees into non-statutory stock options. Deferral elections must be made by December 31 for the deferral of fees in the next calendar year and must state the amount or portion of fees to be deferred; whether and to what extent fees are to be deferred in cash or shares or paid in the form of options; in the case of deferral into cash or shares, whether the pay out shall be in installments or lump sum; and the date on which such pay out will commence. In the case of deferrals into options, the number of options to be credited is calculated by dividing the deferred fees by 33% of the closing price on the first day of each calendar quarter, which is the date of grant. The options bear an exercise price equal to the closing price on the date of grant and are immediately exercisable. Deferrals into cash or stock are recorded in unfunded and unsecured book-entry accounts. Deferred shares to be credited are calculated by dividing the deferred fees by the closing price on the first day of each calendar quarter. If cash dividends are declared, deferred share accounts are credited with a corresponding number of deferred shares, based on the market price on the dividend date. In the case of deferrals into a deferred cash account, interest is credited to the account at the beginning of each quarter based on the 30-year Treasury Bond rate then in effect (an average of 2.97% in 2012). See the Director’s Compensation Table below for a description of deferrals in the current fiscal year.
In 2007, the Board instituted a guideline requiring directors to hold Dollar Tree stock, not including stock options, equal to at least $100,000 in value, measured as of the date the stock was acquired, within four years of election by the shareholders. Effective March 2013, the Board increased the minimum ownership guideline from $100,000 in value to $300,000 in value. As of February 2, 2013, all of our directors owned shares in excess of this amount. Consistent with prior years, despite all Directors owning shares in excess of this guideline, a majority of the Directors have consistently chosen to defer a meaningful portion of their annual cash retainer as shares of common stock or as options (ranging from 60% to 100% of total compensation for participating Directors during 2012). See the Director’s Compensation Table below for a description of deferrals in the 2012 fiscal year.
In 2005, we entered into a consulting agreement with Mr. Perry that provides for annual fees of $30,000 to be paid to him and ensure his eligibility in our group health plans at his cost. The agreement generally allows for termination by either of the parties upon thirty days’ written notice, except that if an agreement is terminated in connection with a change of control, the company is obligated to pay fees for the remainder of the consultant’s life.
Mr. Compton, who retired as a part-time employee in 2004 and as a full-time employee in 2002, has a post-retirement benefit agreement that provides for $30,000 to be paid to him annually and allows him to participate in our group health plans at his cost. Mr. Compton does not provide advisory services to the Company.
The following table shows compensation paid to each person who served as a director during fiscal year 2012. (Bob Sasser’s compensation information can be found on page 28 of this document).

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	All Other Compensation ($)(3)	Total ($)
Arnold S. Barron	$145,000	$—	$—	$145,000
Macon F. Brock, Jr.	—	300,006	244,799	544,805
Mary Anne Citrino	155,000	—	—	155,000
H. Ray Compton	150,000	—	30,000	180,000
Conrad M. Hall	156,250	—	—	156,250
Lemuel E. Lewis	145,000	—	—	145,000
J. Douglas Perry	125,000	—	30,000	155,000
Thomas A. Saunders III	175,000	—	—	175,000
Thomas E. Whiddon	155,000	—	—	155,000
Carl P. Zeithaml	140,000	—	—	140,000

(1)	This column shows amounts earned for retainers and fees, including fees paid for service on standing and ad hoc committees, not reduced for deferrals.

(2)	This column includes the grant date fair market value in the amount of $300,006 for 6,350 service-based restricted stock units granted on March 30, 2012 for his services as Chairman.

(3)
This column includes a post-retirement benefit paid to Mr. Compton and consulting fees paid to Mr. Perry, as more fully described in the narrative accompanying this table. In addition, see “Certain Relationships and Related Transactions” on page 37 of this proxy. This column also includes compensation paid to Mr. Brock for his services as Chairman. His "all other compensation" includes: base salary in the amount of $200,000; perquisites in the amount of $27,288; and profit sharing in the amount of $17,511.

The following table shows, for each of our non-employee directors, amounts deferred in fiscal year 2012 under our DDCP, the number of shares underlying those deferrals, and the aggregate number, as of February 2, 2013, of outstanding stock options, including those awarded prior to 2005 and options obtained through deferral of fees (all of which are fully vested), and deferred shares:

Name	Amounts Deferred in 2012 ($)(1)	Shares Underlying Amounts Deferred in 2012 (#)(2)	Total Deferred Shares (#)	Options Outstanding, including Options acquired through Deferral of Fees (#)	Total Shares Underlying Options and Deferred Amounts (#)
Arnold S. Barron	$100,000	2,128	19,189	—	19,189
Mary Anne Citrino	155,000	3,298	48,252	13,700	61,952
H. Ray Compton	—	—	—	—	—
Conrad M. Hall	156,250	3,325	8,531	—	8,531
Lemuel E. Lewis	145,000	3,085	35,202	—	35,202
J. Douglas Perry	—	—	1,671	—	1,671
Thomas A. Saunders III	175,000	11,284	—	229,926	229,926
Thomas E. Whiddon	—	—	—	18,000	18,000
Carl P. Zeithaml	84,000	1,787	16,092	—	16,092

(1)
This column shows the dollar amount of retainers and fees deferred in 2012 under the DDCP. Directors may choose to defer a portion or all of their fees into a deferred cash account, common stock equivalents (which we call “deferred shares”) or options, as more fully described in the narrative in this section. Note that not all deferred amounts shown in this column are represented by underlying shares in the next column, to the extent that fees are deferred into a cash account. In 2012, we credited $347 to Mr. Perry’s deferred cash account (to which he did not contribute in 2012).

(2)
Shares in this column represent deferred shares and in the case of Mr. Saunders, deferral into options. Compensation expense related to these options, valued by the same method as that used for option grants to employees, is recorded upon grant; $250,405 was recorded in 2012.

Meetings of the Board of Directors

The Board of Directors has scheduled four regular meetings in 2013 and will hold special meetings when company business requires. During 2012, the Board held six formal meetings and undertook action by unanimous consent on one occasion. Informational update calls are periodically conducted during the year. Each member of the Board attended at least 75% of all Board meetings and meetings of committees of which he or she was a member.

Committees of the Board of Directors

The Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The memberships and functions of these committees are set forth below. The Board does not have a standing Executive Committee. Other committees may be established to consider non-routine matters as the Board deems necessary.

Audit Committee
The Audit Committee has four members: Thomas E. Whiddon (Chairman), Mary Anne Citrino, Conrad M. Hall and Lemuel E. Lewis. The functions of this committee include:

•	reviewing management’s assessment of our internal control over the financial reporting process;

•	reviewing results of internal control testing related to Section 404 of the Sarbanes-Oxley Act of 2002;

•	reviewing our quarterly and annual financial statements;

•	reviewing the audit efforts of our independent auditors and internal audit department;

•	reviewing related party transactions; and

•	selecting the independent auditors and any independent counsel or other advisers it deems necessary.
The Audit Committee met in person or via teleconference eight times in 2012 and undertook actions by unanimous consent on one occasion. In addition, the Chairman of the committee conducted periodic updates with the independent auditors and/or financial management.
Our Board has reviewed the composition of the Audit Committee and determined that the independence and financial literacy of its members meet the listing standards of the NASDAQ Stock Market and regulations of the Securities and Exchange Commission. In addition, our Board has determined that the chairman of our Audit Committee, Thomas Whiddon, and Audit Committee member Lemuel Lewis, by virtue of their careers serving as Chief Financial Officers for large companies as well as other experience, qualify them as “audit committee financial experts,” within the meaning of applicable regulations of the SEC, promulgated pursuant to the Sarbanes-Oxley Act of 2002.
Report of the Audit Committee
The Audit Committee’s main purpose (in accordance with its written charter adopted by the Board of Directors) is to assist the Board of Directors in fulfilling its oversight responsibilities regarding the quality and integrity of the accounting, auditing and financial reporting practices of the company.
In connection with these responsibilities, the Audit Committee:

•	met with management and the head of our internal audit department to discuss the company’s risk management, control, and governance processes;

•	discussed with counsel our compliance with NASDAQ listing requirements and other securities regulations;

•
met with management and KPMG LLP, our independent registered public accounting firm, to review and discuss the quarterly and annual financial statements of the company for the fiscal year ended February 2, 2013;

•	discussed with KPMG the matters required by Statements on Auditing Standards No. 61 (Communication with Audit Committees) (as amended);

•	discussed with KPMG the quality, not just the acceptability, of our accounting principles;

•
received from KPMG written disclosures and the letter regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence;

•	reviewed and approved KPMG’s fees for audit, audit-related and tax services; and

•	discussed with KPMG any relationships that may impact their objectivity and independence.
Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended February 2, 2013 be included in the company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE

Mary Anne Citrino    Conrad M. Hall        Lemuel E. Lewis            Thomas E. Whiddon

Compensation Committee

The Compensation Committee has four members: Arnold S. Barron (Chairman), H. Ray Compton, Conrad M. Hall and Carl P. Zeithaml.

The functions of this committee include:

•	overseeing our compensation and benefit practices;

•	establishing the compensation arrangements for our executive officers;

•	administering our executive compensation plans and Employee Stock Purchase Plan;

•	administering and considering awards under our stock- and equity-based compensation plans; and

•	reviewing annually executives’ stock ownership levels to ensure compliance with the Company’s executive ownership policy.

The Compensation Committee met in person or via teleconference five times in 2012 and undertook actions by unanimous consent on two occasions. In addition, the Chairman engaged in numerous in-depth discussions with members of management.

The report of the Committee, together with our Compensation Discussion and Analysis and information regarding executive compensation, can be found beginning on page 18.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee has three members: Thomas A. Saunders III (Chairman), Mary Anne Citrino and H. Ray Compton. The purpose of this committee is to advise the Board of Directors on the composition, organization and effectiveness of the Board and its committees, and on other issues relating to the corporate governance of the company. The committee’s primary duties and responsibilities are to:

•
recommend candidates to be nominated by the Board, including the re-nomination of any currently serving director, to be placed on the ballot for shareholders to consider at the annual shareholders meeting;

•	if the Chairman of the Board is not independent, recommend an independent director to be considered by the Board to be appointed as Lead Director;

•	recommend nominees to be appointed by the Board to fill interim director vacancies;

•	review periodically the membership and Chair of each committee of the board and recommend committee assignments to the board, including rotation or reassignment of any Chair or committee member;

•	monitor significant developments in the regulation and practice of corporate governance and of the duties and responsibilities of each director;

•	lead the Board in its biennial performance evaluation;

•	evaluate and administer our Corporate Governance Guidelines and recommend changes to the Board;

•	review our governance structure;

•	recommend policies for compensation and equity ownership guidelines for Board members who are not executive officers, as well as expense reimbursement policies;

•	review annually the directors’ stock ownership levels to ensure compliance with our director target ownership policy;

•	monitor annually the education of Board members on matters related to their service on the Board; and

•	advises the Board on its composition, committees, structure, practices and self-evaluation.

The Nominating and Corporate Governance Committee met in person or via teleconference on four occasions in 2012. During 2012, the committee continued to review potential candidates for Board seats in order to further enhance the Board’s effectiveness. For further information on the committee, its composition and procedures, please see the discussion beginning on page 9.

CORPORATE GOVERNANCE AND DIRECTOR INDEPENDENCE
Independence

Dollar Tree is committed to principles of good corporate governance and the independence of a majority of our Board of Directors from the management of our company. The following eight directors have been determined by our Board to be, and have been throughout 2012, independent directors within the applicable listing standards of the NASDAQ Stock Market: Arnold S. Barron, Mary Anne Citrino, H. Ray Compton, Conrad M. Hall, Lemuel E. Lewis, Thomas A. Saunders III, Thomas E. Whiddon, and Carl P. Zeithaml. All members of our Audit Committee, our Compensation Committee and our Nominating and Corporate Governance Committee are independent under the same standards. Our Board has reviewed the various relationships between members of our Board and the company and has affirmatively determined that none of our directors or nominees has material relationships with Dollar Tree, other than Messrs. Brock, Perry and Sasser who are or were members of management or are paid consultants. See “Information about the Board of Directors” on page 10 and “Certain Relationships and Related Transactions” on page 37 for a discussion of relationships between the company and certain directors.

If the slate of directors proposed to be elected at the 2013 annual meeting of shareholders is elected, all committees of our Board will continue to be comprised solely of independent directors. The basis for an independence determination by our Board is either that the director has no business relationship other than his or her service on our Board, or that while a director may have some involvement with a company or firm with which we do business, our Board has determined that such involvement is not material and does not violate any part of the definition of “independent director” under NASDAQ listing standards. None of our current executives sit on any of our committees.

At the regular meetings of our Board of Directors, a private session, without management present, is conducted by the non-management members of our Board.

Corporate Governance Guidelines

In 2007, we adopted formal Corporate Governance Guidelines, a copy of which is available online at www.DollarTreeinfo.com in the Investor Relations section.

Board Leadership Structure

Our corporate guidelines state that, in the event our Chairman is not an independent director, the Board shall name a Lead Director who is independent. Because Macon F. Brock, Jr., our Chairman, is not independent, our Board appointed Thomas A. Saunders III as Lead Director in May 2007, upon the recommendation of the Nominating and Corporate Governance Committee. Since 2007, the Board has annually confirmed him in this role. Mr. Saunders role is similar to that of an Independent Chairman. As our Lead Director, he has clearly defined leadership authority and responsibilities, including: setting the agenda for and presiding over executive sessions of solely independent directors; conferring with the Chief Executive Officer and Chairman; communicating feedback from the Board regarding the CEO’s performance; working with the Chairman to set the Board agenda; and remaining well-informed about senior management and succession plans. We believe that as Lead Director, Mr. Saunders has been effective at enhancing the overall independent functioning of the Board.

After careful consideration, the Board determined that its current leadership structure is the most appropriate for Dollar Tree and its shareholders. As part of the company’s ongoing commitment to corporate governance, the Board periodically considers its leadership structure and the role of the Lead Director.

Majority Vote Standard for the Election of Directors

Our Corporate Governance Guidelines also set forth our procedure if a director-nominee is elected but does not receive a majority of the votes cast. Prior to an election, each director-nominee submits a resignation letter, contingent upon such individual failing to receive more than 50% of the votes cast in an uncontested election. In such event, the resignation would be considered by the Nominating and Corporate Governance Committee, which would recommend to the Board what action to take with respect to the resignation.

Board’s Role in Risk Oversight
The Board of Directors is actively involved in overseeing enterprise risk, primarily through the assistance of its Audit Committee whose charter requires that its members be knowledgeable of and inquire about risk related to the company’s business. The company’s Internal Audit Department conducts an annual investigation and evaluation of enterprise risk which focuses on four primary areas essential to the successful operation of the company: 1) strategic, 2) financial, 3) operational and 4) governance. The Internal Audit department reports its findings to and answers inquiries of the Audit Committee. The Committee Chair then shares this information with the full Board at its next meeting and responds to its directors.
The Audit Committee also engages in dialogue and receives updates at or between its meetings from the Vice President of Internal Audit, the Chief Financial Officer, General Counsel and the Chief Executive Officer on matters related to risk. The Committee shares appropriate information with the Board, either at its next meeting or by other more immediate communication. In addition, the Company’s Disclosure Committee meets at least quarterly and monitors internal controls over financial reporting and ensures that the company’s public filings contain discussions about risks our business faces, all of which is reported to the Board. In addition to the Audit Committee, other committees of the Board consider risk within their areas of responsibility. In setting executive compensation, the Compensation Committee considers risks that may be implicated by our compensation programs and endeavors to set executive compensation at a level that creates incentives to achieve long-term shareholder value without encouraging excessive risk-taking to achieve short-term results. The Nominating and Corporate Governance Committee annually reviews the Company’s corporate governance guidelines and their implementation. Each committee reports its findings to the full Board.
Code of Ethics

Our Board has adopted a Code of Ethics for all our employees, officers and directors, including our Chief Executive Officer and senior financial officers, which was recently reviewed and approved by the Board on January 10, 2013. A copy of this code may be viewed at our corporate website, www.DollarTreeinfo.com, in the Investor Relations section of the site, under the heading “Corporate Governance.” In addition, a printed copy of our Code of Ethics will be provided to any shareholder upon request submitted to the Corporate Secretary at the address on page 1.

Charters of our Board Committees

The charters of our Board committees are available on our corporate website, www.DollarTreeinfo.com, in the Investor Relations section of the site, under the heading “Corporate Governance.” In addition, printed copies of any of our Board committee charters will be provided to any shareholder upon request submitted to the Corporate Secretary at the company’s address on page 1.
COMMUNICATING WITH OUR BOARD MEMBERS

Our shareholders may communicate directly with our Board of Directors. You may contact any member of our Board, any Board committee or any chair of any such committee by mail. To do so, correspondence may be addressed to any individual director, the non-management directors as a group, any Board committee or any committee chair by either name or title. All such mailings are to be sent in care of “Corporate Secretary” at our corporate headquarters address, which is 500 Volvo Parkway, Chesapeake, VA 23320. To communicate with our directors electronically, emails may be sent to CorpSecy@DollarTree.com.

Mail received as set forth in the preceding paragraph may be examined by the Corporate Secretary from the standpoint of security and for the purpose of determining whether the contents actually represent messages from shareholders to our directors. Depending upon the facts and circumstances outlined in the correspondence, the Corporate Secretary will forward the communication to the Board, or any director or directors, provided that the contents are not in the nature of advertising, promotions of a product or service, or patently offensive material.

In addition, any person who desires to communicate financial reporting or accounting matters specifically to our Audit Committee may contact the Audit Committee by addressing a letter to the chairman of the Audit Committee at our corporate headquarters address, noted above, or electronically to AuditChair@DollarTree.com. Communications to our Audit Committee may be submitted anonymously, if sent by mail, addressed to the Audit Committee Chair. All correspondence will be examined by the Corporate Secretary and/or Internal Audit from the standpoint of security and depending upon the facts and circumstances outlined in the correspondence, the communications will be forwarded to our Audit Committee or Audit Committee Chair for review and follow-up action as deemed appropriate.

In 2009, we created the position of Vice President, Corporate Governance and Corporate Counsel. This officer serves as the liaison with our shareholders on governance matters. We established this position to provide a more direct channel for communications with shareholders, to ensure an open dialogue on an ongoing basis and to promote increased understanding of industry standards for best practices in corporate governance as they evolve.

We expect each of our directors to attend the annual meeting of our shareholders. All of the eleven incumbent directors were in attendance at the 2012 annual meeting of our shareholders.

Shareholder Proposals for the 2014 Annual Meeting

Shareholder proposals for the annual meeting of shareholders to be held in 2014 will not be included in our proxy statement for that meeting unless received by us at our principal executive offices in Chesapeake, Virginia, on or prior to close of business on January 17, 2014. Such proposals must contain the information and meet the requirements set forth in our bylaws and in Rule 14a-8 of the Securities and Exchange Commission relating to shareholder proposals. See page 9 for additional requirements for the submission of shareholder nominations to the Board. Notice of a shareholder proposal submitted outside of the processes of Rule 14a-8 will be considered untimely after January 17, 2014. If notice of such a shareholder proposal is received by us after such date, then the proxies we solicit for next year’s annual meeting may confer discretionary authority to vote on any shareholder proposals that were not submitted in a timely manner, without including a description of such proposals in the proxy statement for that meeting.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Committee Report on Executive Compensation

The Compensation Committee of our Board of Directors is responsible for developing, overseeing and implementing our compensation program for executive officers. In carrying out its responsibilities, each year the Compensation Committee reviews and establishes the compensation of our Chief Executive Officer and approves the compensation of our other executive officers. The Compensation Committee is committed to a pay-for-performance policy that guides its discussions and determinations with respect to executive compensation.

In structuring compensation for executives, the Compensation Committee seeks to attract, motivate and retain executive talent and to offer greater rewards for superior individual and corporate performance. To achieve these goals, the Compensation Committee provides a mix of annual and long-term compensation that will align the short- and long-term interests of our executives with those of our shareholders. In 2012, the Compensation Committee established base salaries, approved targets and awards under an annual cash incentive plan and made long-term incentive awards, the vesting of which are subject to our achieving a target level of performance and the executives remaining with us over a specified period of time.

A discussion of the principles, objectives, components and determinations of the Compensation Committee is included in the Compensation Discussion and Analysis that follows this Compensation Committee report. The specific decisions of the Compensation Committee regarding the compensation of named executive officers are reflected in the compensation tables and narrative that follow the Compensation Discussion and Analysis.

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed it with our management. Based on this review and discussion, the Compensation Committee recommended that the Compensation Discussion and Analysis be included in the company’s proxy statement for the 2013 annual meeting of shareholders.

SUBMITTED BY THE COMPENSATION COMMITTEE

Arnold S. Barron        H. Ray Compton        Conrad M. Hall             Carl P. Zeithaml

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a current or former officer of Dollar Tree or any of our subsidiaries, except H. Ray Compton who was an officer of the company until his retirement in 2004. In addition, none of the members of the Compensation Committee has or had any relationship with the company during fiscal 2012 that requires disclosure in accordance with the applicable rules of the Securities and Exchange Commission relating to compensation committee interlocks and insider participation.

Compensation Discussion and Analysis

2012 Executive Compensation Overview

Despite continuing economic pressures, 2012 proved to be another exciting year for the Company where our business momentum remained strong. The Company’s consolidated net sales were $7.39 billion, an 11.5% increase compared with 2011 sales of $6.63 billion. Comparable store sales increased 3.4%, on top of a 6.0% increase in 2011. Diluted earnings per share were $2.68, an increase of 33.3% from $2.01 diluted earnings per share reported last year.

We are committed to a pay-for-performance policy for our executives that appropriately balances each executive’s total compensation between cash and non-cash and short and long-term components, while ensuring that a significant portion of pay is performance-based and therefore, at risk. We believe that our executive compensation program, combined with our stock ownership guidelines, effectively link the interest of our executive officers with the interests of our shareholders and focuses the executives on the long-term growth and profitability of our business, without encouraging excessive risk-taking.

The following provides an overview of executive compensation actions in fiscal 2012:

•
Upon the recommendation of the Compensation Committee, independent members of the Board of Directors approved a special one-time retention award to the Chief Executive Officer in the form of performance-based restricted stock units. The independent members of the Board believe this award is appropriate in light of the Chief Executive Officer’s contributions to increasing long-term shareholder value during his tenure as Chief Executive Officer since 2004;

•	The Compensation Committee made changes to its peer group to ensure it remains appropriate and relevant for use in competitive compensation analysis;

•	The Compensation Committee approved base salary increases and cash bonus payouts for our named executive officers;

•	The Compensation Committee approved long-term equity incentive awards in the form of performance-based restricted stock units to each of our named executive officers; and

•
The Compensation Committee approved target award values for each of our named executive officers under the Company’s three-year long term performance plan made available under the Company’s Omnibus Incentive Plan.

Governance of Executive Compensation Program

Role of the Compensation Committee

The Compensation Committee consists entirely of non-employee, independent members of our Board of Directors and operates under a written charter approved by the Board.     The Compensation Committee has the direct responsibility to determine and approve the compensation of the named executive officers. The Compensation Committee has historically consulted, and expects to continue to consult, with the Chief Executive Officer and senior management, as well as an external compensation consultant retained by the Compensation Committee when deemed appropriate, in the exercise of its duties. Notwithstanding such consultation, the Compensation Committee retains absolute discretion over all compensation decisions with respect to the named executive officers.

Role of the Chief Executive Officer in Compensation Decision-Making

In general, at the Compensation Committee’s request, our Chief Executive Officer may review and recommend the compensation structure and awards for the other named executive officers to the Compensation Committee or its consultants. The Chief Executive Officer also provides information to the Compensation Committee and its consultants regarding the job performance and overall responsibilities of the other named executive officers. He makes no recommendations concerning his own compensation to the Compensation Committee or its consultants. The Chief Executive Officer does not possess the right to call a meeting of the Compensation Committee, but the Compensation Committee would likely convene a meeting at his request. The Chief Executive Officer does not vote on executive compensation matters nor is he present when his compensation is being discussed or approved.

Role of the Compensation Consultant

Pursuant to its written Charter, the Compensation Committee has the authority to engage the services of outside independent advisers. Aon Hewitt LLC was retained in the spring of 2010 to assist the Compensation Committee in determining the appropriateness and competitiveness of our executive compensation program. The Compensation Committee continues to engage Aon Hewitt on an ad hoc basis for executive compensation consulting services.

    In fiscal 2012, Aon Hewitt attended certain meetings of the Compensation Committee at its request and held several discussions between meetings with the Committee Chairman. No executive officer had the authority to direct the work of Aon Hewitt with regards to its work with the Compensation Committee. The Compensation Committee bears ultimate responsibility for approving the compensation of all named executive officers. In fiscal 2012, Aon Hewitt, at the request of the Compensation Committee, provided assistance and made recommendations regarding the Company’s peer group and benchmarked various elements of pay against the revised peer group. Aon Hewitt also assisted the Committee, at its request, with the design of a special one-time retention award to the Chief Executive Officer.

In fiscal 2012, the Company engaged Aon Hewitt to provide employee dependent verification services to help verify the eligibility of our employees’ dependents prior to enrollment into our health insurance plan. In addition, Aon Risk Services, Inc. (“Aon Risk”), an affiliate of Aon Hewitt, provided insurance brokerage services to the Company for which it received commissions.

In fiscal 2012, we paid $424,043 for the additional services described above, and $112,626 was paid to Aon Hewitt for executive compensation consulting services provided directly to the Compensation Committee. The decisions to engage Aon Hewitt and Aon Risk for these additional services were made by management, and the approval of the Compensation Committee or Board of Directors was not required or requested. However, the Compensation Committee has reviewed the relationship between the entities and the internal guidelines adopted by Aon Hewitt to guard against any potential conflict of interest and ensure its consultants provide only independent advice, regardless of fees paid to the firm. The Compensation Committee believes the additional services provided to management by Aon Hewitt and Aon Risk does not impair the objectivity of the advice rendered by Aon Hewitt to the Compensation Committee on executive compensation matters.

Further information on the Compensation Committee's procedures for determining executive compensation is included in its Charter which can be found at our corporate website, www.DollarTreeinfo.com, in the Investor Relations section of the site, under the heading "Corporate Governance.”

Objectives of Our Compensation Program

The Compensation Committee has adopted a pay-for-performance policy for executive officers that balances each executive's total compensation between cash and non-cash, and current and long-term, components. The principal objectives of our compensation policies are to:

•	align executive pay with shareholders' interests;

•	provide executive pay that is competitive among our peer group;

•	recognize individual initiative and achievements;

•	attract, motivate and retain highly qualified executives;

•	unite the executive management team to a common objective.

Assessment of Risk

We have reviewed our compensation policies and practices for all employees and concluded that such policies and practices are not reasonably likely to have a material adverse effect on our company.

Say on Pay Votes

In compliance with Section 14A of the Securities Exchange Act of 1934, the Company asks the shareholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the Company’s proxy statement

(commonly known as “Say on Pay”). The Company believes that Say on Pay is an important means by which shareholders may express their views regarding the Company’s executive compensation and has decided to hold a Say on Pay advisory vote on an annual basis.

During our June 2012 annual shareholders’ meeting, we provided our shareholders with an advisory vote to approve the compensation of our named executive officers. The Company received an overwhelming support of 98% for its Say on Pay proposal. The Compensation Committee believes the results of these Say on Pay votes reflect our shareholders’ approval of our executive compensation program. Therefore, the Compensation Committee did not make any changes to its executive compensation program as a result of the 2012 Say on Pay votes.

Executive Compensation Principles

Our executive compensation program consists of base salaries, annual cash incentive payments in the form of annual bonuses, and long-term equity incentives generally in the form of restricted stock units. These components of executive compensation are used together to strike an appropriate balance between cash and stock compensation and between short-term and long-term incentives. We expect a significant portion of an executive's total compensation to be at risk, tied both to our annual and long-term performance as well as to the creation of shareholder value. In particular, we believe that short-term annual cash incentive compensation should be tied directly to both corporate performance and individual performance for the fiscal year, including the achievement of identified goals as they pertain to the areas of our operations for which the executive is personally responsible and accountable. In contrast, we believe that long-term incentive compensation should reward an executive for his or her contribution to our long-term corporate performance and shareholder value. Under our policy, performance above targeted standards results in increased total compensation, and performance below targeted standards results in decreased total compensation.

We differentiate compensation to executives based on the principle that total compensation should increase with an executive's position and responsibility, while at the same time, a greater percentage of total compensation should be tied to corporate and individual performance, and therefore be at risk, as position and responsibility increases. Thus, executives with greater roles and responsibilities associated with achieving our performance targets should bear a greater proportion of the risk if those goals are not achieved and should receive a greater proportion of the reward if our performance targets are met or surpassed. In addition, as an executive's position and responsibility increases, the use of long-term incentive compensation should increase as a percentage of total compensation because our senior executives have the greatest influence on our strategic performance over time.

The difference between the compensation of the Chief Executive Officer and the other named executive officers is due to a variety of factors, including his unique role as primary architect of the Company’s strategic vision, as well as his responsibility for achievement of the Company’s operational goals. Accordingly, he receives a higher base salary, higher annual bonus incentives and higher long-term equity incentives as a product of his greater authority, responsibility and oversight.

How Executive Pay Levels are Determined

The Compensation Committee reviews our executive compensation program every year and periodically conducts an in-depth market analysis of executive compensation as it determines is necessary to ensure that our compensation programs meet our objectives. Decisions by the Compensation Committee relating to the compensation of our executive officers are reported to the full Board of Directors. The Compensation Committee considers recommendations of the Chief Executive Officer with respect to the compensation of other executives but makes its own determinations in all cases.

In determining the compensation of our executive officers, the Compensation Committee evaluates total overall compensation, as well as the mix of salary, cash bonus incentives and equity incentives, using a number of factors including the following:

•	our financial and operating performance, measured by attainment of specific strategic objectives and operating results;

•
the duties, responsibilities and performance of each executive officer, including the achievement of identified goals for the year as they pertain to the areas of our operations for which the executive is personally responsible and accountable and;

•	historical cash and equity compensation levels.

Amounts realizable from prior compensation, including equity awards, are not generally considered in setting current year compensation.

In fiscal 2012, the Compensation Committee, with the assistance of Aon Hewitt, revised its peer group which now consists of the following 16 companies that we believe are similarly situated to Dollar Tree and represent the markets in which we compete for executive talent:

Advance Auto Parts Inc.	Kohl’s Corp.
AutoZone Inc.	Limited Brands, Inc.
Bed Bath & Beyond, Inc.	O’Reilly Automotive Inc.
Dick’s Sporting Goods, Inc.	PetSmart, Inc.
Dollar General Corp.	Ross Stores Inc.
Family Dollar Stores Inc.	Sally Beauty Holdings, Inc.
Foot Locker Inc.	Staples, Inc.
Gap, Inc.	Tractor Supply Co.

The revised peer group was developed based primarily upon Dollar Tree’s industry and size. Revenue growth and market capitalization were selected as the appropriate size filters. Aon Hewitt assisted the Compensation Committee with identifying positions comparable to those of our named executive officers and providing the Committee with benchmarking data for both total direct compensation and each element of total direct compensation within the revised peer group. Aon Hewitt also assisted the Compensation Committee with reviewing the financial performance of the peer group companies. The financial metrics used by the Compensation Committee to evaluate performance of the 16 peer companies included sales/revenue growth, net income growth, and total shareholder return. This analysis provided the Committee with a perspective on Dollar Tree’s pay-for-performance relationship relative to its peers. The Committee reviews data from the peer group companies as a point of reference to help ensure that our overall compensation remains competitive.

In evaluating the competitiveness of Dollar Tree named executive officers’ compensation in October 2012, the Compensation Committee, with the assistance of Aon Hewitt, found that overall, the total direct compensation for the majority of our executives was within the competitive range of the market median.

Components of Executive Compensation

The executive compensation program consists of three principal components: base salary, annual bonus incentives and long-term incentives. The Compensation Committee considers these components individually and reviews the overall distribution between them but does not target specific allocation percentages or amounts.

While we do not offer executives a pension plan, each executive may elect to defer a portion of his or her annual cash compensation into our Non-Qualified Deferred Compensation Plan, which is further described in the Non-Qualified Deferred Compensation Table and narrative disclosure following this discussion. We also provide our executives with the benefits that are commonly available to our full-time associates, including participation in our profit-sharing and 401(k) savings plan, employee stock purchase plan, health, dental and vision plans and various insurance plans, including disability and life insurance.

We extend to our executives a limited number of perquisites, including a monthly car allowance, in recognition of the extensive travel required in managing a business of our size; the reimbursement for up to $3,000 in tax and financial planning to assist executives in managing their financial situations; a biannual executive physical, in order to ensure the health and continuity of our executive team; and an employer-paid portable term life insurance plan for executives, which includes a one times base annual salary benefit.     We believe the nature and amounts of all perquisites provided to our named executive officers are reasonable and that they support our expectations of an engaged and productive executive team.

Our base salary and benefits programs provide basic economic security for our employees at a level consistent with competitive practices to help retain a highly skilled and qualified workforce, including at the executive level. The annual bonus and long-term incentive compensation programs are designed to reward performance measured against goals and standards established by the Compensation Committee and to encourage executives to increase shareholder value by focusing on growing revenue and earnings, generating cash flow and efficiently deploying capital, and to ensure retention of key personnel.

The principal components of executive compensation and the rationale and methodology for each are further described below. Specific information on the amounts and types of compensation earned by the named executive officers during 2012, 2011 and 2010 can be found in the Summary Compensation Table and other tables and narrative disclosures following this discussion.

Base Salary

Our base salary philosophy is to provide reasonable current income to our named executive officers in amounts that will attract and retain individuals with a broad, proven track record of performance. To accomplish this objective, we provide base salaries that are intended to be competitive relative to similar positions at comparable companies. Base salaries are reviewed annually and adjustments are made as required to recognize outstanding individual performance, expanded duties or changes in the competitive marketplace.

The Compensation Committee determined during its March 2012 meeting that our named executive officers would receive base salary increases in order to keep salaries at competitive levels.     Base salaries paid to our NEOs in fiscal 2012 are contained in the Summary Compensation Table in this Proxy Statement.

Annual Bonus Incentives

Executives and certain salaried associates have the opportunity to earn an annual cash bonus under our Management Incentive Compensation Plan (MICP). The MICP is intended to provide incentive bonuses that are reasonable in relation to the payment of base salaries and overall compensation to executives, reward executives for superior performance and are expected to be competitive.

The Company performance goals are generally based on operating income targets defined by the annual budget as approved by the Board of Directors at the beginning of the fiscal year. The performance targets are intended to be challenging but achievable, and serve to focus our management team on a common goal while aligning efforts with shareholder interests.

The MICP is expressed as a percentage of salary. At the executive level, the target is weighted more heavily toward corporate performance, thereby more closely aligning executives’ interests with the interests of shareholders. As described above, the Compensation Committee establishes the MICP corporate performance target, which is generally derived from the annual budget approved by the Board of Directors at the beginning of the fiscal year. Individual performance goals are based on the area over which the executive has influence and may include items such as improvement in same-store sales, opening of new stores, development of new strategies, reduction in specified costs, etc.

For 2012, incentive bonuses were targeted at 70% of base salary for named executive officers and 120% for the CEO. Of that amount, 85% is linked to a specified operating income target and 15% to individual performance. In order for an executive to receive any bonus, we must achieve at least 85% of the operating income target. Once at least 85% of the target is reached, payment for a portion of the bonus for the corporate performance component is made. Maximum bonus is earned with performance achieved at 125% of target (see table below).

The following table illustrates the variation that can occur at differing levels of corporate performance compared to target, based on salary percentages applied to bonuses for 2012:

% of Corporate Performance Target Attained	Portion of Executive’s Corporate Performance Bonus Deemed Earned	Corporate Performance Component as a percent of salary (CEO) (120% target)	Corporate Performance Component as a percent of salary (other executives) (70% target)
Below 85.0%	0.0%	0.0%	0.0%
85.0%	25.0%	25.50%	14.88%
90.0%	50.0%	51.00%	29.75%
95.0%	75.0%	76.50%	44.63%
100.0%	100.0%	102.00%	59.50%
105.0%	125.0%	127.50%	74.38%
110.0%	150.0%	153.00%	89.25%
115.0%	175.0%	178.50%	104.13%
120.0%	200.0%	204.00%	119.00%
125.0% or above	225.0%	229.50%	133.88%

The MICP bonuses relating to performance in a given fiscal year are paid in the following year when annual results are available, upon approval by the Compensation Committee, generally in March. The Compensation Committee may revise the target amount to account for unusual factors such as, but not limited to, the acquisition of a company, expenses related to changes in accounting rules and non-cash charges. Any modification is carefully considered by the Committee and applied only in special circumstances that warrant the modification. The Compensation Committee did not exercise such discretion with respect to the 2012 bonus payments.

We believe that our performance goals are sufficiently difficult as to represent a challenge for our management, while remaining reasonably attainable. Any portion of the bonuses described above may be paid through the Omnibus Incentive Plan (“OIP”) in order to preserve the Company’s deduction under Section 162(m) of the Internal Revenue Code. In such event, the additional restrictions of the OIP shall apply to the applicable payments.

For 2012, the operating income target was $900,649,000, which reflected our strategic plan.     During its March 2013 meeting, the Compensation Committee certified that the Company achieved an operating income of $931,735,390 in fiscal 2012, which reflected an achievement of 103.45% of the fiscal 2012 annual incentive bonus performance goal. Accordingly, a payout of 117.25% of the corporate performance portion of the annual incentive bonus target amount was made to each named executive officer. The actual bonus amount earned in fiscal 2012 and paid in March of 2013 to each of our named executive officers is reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 28 of the Company’s proxy statement.
As described earlier, 85% of the annual incentive bonus is based on corporate performance while 15% of the annual incentive bonus is based on individual performance. At the beginning of each fiscal year, individual goals are established and approved for each named executive officer. For the Chief Executive Officer, factors considered by the Compensation Committee when determining the individual performance portion of his 2012 bonus fell within the following goal categories: leadership, organizational development, strategic planning, integration of new concepts and businesses, and sales. At the March 2013 meeting, the Compensation Committee conducted an evaluation of the Chief Executive Officer’s performance based on the categories outlined above to determine the extent to which his individual goals were achieved, found they were substantially achieved and approved the amount of his 2012 annual incentive bonus as listed in the Summary Compensation Table on page 28 of the proxy statement.
For other named executive officers, factors considered in determining the individual performance portion of the bonus paid were based on the area over which the executive is responsible and were generally aligned with the strategic direction of the Company. Fiscal 2012 year-end performance evaluations were conducted for each named executive officer consisting of both subjective and objective criteria and certain core competencies on which all of our employees are evaluated. For the Chief Financial Officer, the factors considered fell within the goal categories of SG&A cost reduction, oversight of capital expenditures, shrink reduction, negotiation of credit facility and operational effectiveness. For the Chief Operating Officer, the goal categories were achievement of real estate plan and sales growth, integration of new concepts and businesses, SG&A cost reduction, inventory productivity, operational effectiveness and organizational development.

For the Chief Merchandise Officer, the goal categories were sales growth, new store productivity, inventory productivity, support of new businesses, organizational development and operational effectiveness. For the Chief Logistics Officer, the goal categories were process improvement for transportation and logistics, integration of new businesses, strategic planning for Logistics and operational effectiveness. In March 2013, the evaluations were reviewed and accepted by the Compensation Committee, with input from the Chief Executive Officer. Each named executive officer received an overall goal score that fell within the “meet expectations” or “exceed expectations” performance rating for fiscal 2012.

Long-Term Incentives

The Compensation Committee provides equity incentives to executives through the Omnibus Incentive Plan. The Omnibus Incentive Plan permits the grant of stock options, stock appreciation rights, stock awards, performance stock awards, incentive awards and stock units. Long-term equity incentives generally have been made available to executives in the form of restricted stock units. These awards provide executives with an opportunity to accumulate our common stock and associated wealth related to that ownership.

The Compensation Committee’s objective in granting equity incentives is to balance the mix to achieve alignment with shareholder interests while also focusing on retention and stock ownership. Restricted stock and restricted stock units provide more immediate value to associates, including executives, even in advance of stock price appreciation, with the opportunity for increased value as the stock price increases. Restricted stock and restricted stock units also provide the opportunity for executives to acquire our shares and are therefore useful for retention and motivation. In addition, all equity incentives vest over multiple years. Multiyear vesting focuses executives on consistent long-term growth in shareholder value and requires executives to remain employed with us for extended periods to receive the full benefit of the awards. As instituted in 2011, multiyear performance goals support consistent growth in shareholder value across a longer time horizon.

In March 2012, the Committee approved the dollar value of performance-based restricted stock units granted to our executives that will vest ratably over three years. These awards are subject to the achievement of 80% of the target operating income for fiscal 2012. Thus, the awards are tied to performance measures that align executives’ interest with those of our shareholders and are fully at risk. The Compensation Committee certified in March 2013 that the performance goal established for the restricted stock units granted to each of our named executive officers on March 30, 2012, was met. The amounts listed in “Estimated Future Payouts Under Equity Incentive Plans” column of the Grants of Plan-Based Awards Table on page 30 reflect the actual number of units approved and granted, which will vest in approximately three equal installments beginning on March 30, 2013 provided the named executive officers remain continuously employed with the Company through the vesting dates.

In June of 2011, the Compensation Committee approved a new three-year long-term performance program (“LTPP”). The program provides for payments contingent upon the achievement of a cumulative performance goal that is measured over a three-year performance period. Provided that performance is met, the award is settled in both cash and restricted stock units. On March 15, 2012, the Compensation Committee approved awards to our named executive officers under the LTPP. The target value of the award was divided equally between cash and restricted stock units. The target number of restricted stock units was calculated by dividing the target restricted stock unit award value (which represents fifty percent of the total target award value) by the fair market value of a share of Dollar Tree stock on March 30, 2012.

Under the LTPP, each named executive officer will have the opportunity to earn between zero percent (0%) and two hundred percent (200%) of his individual target award based on the level at the which Company achieves its three year operating income goal for the performance period beginning on January 29, 2012 and ending on January 31, 2015. Payouts are made as soon as practicable following the end of the three-year performance cycle and the certification of the performance achievement and corresponding award by the Compensation Committee.

The LTPP adds an incentive tied to our long-term performance while bringing our target total direct compensation for our named executive officers to more competitive levels. The use of cumulative earnings captures results over the entire three year performance period and aligns with the Company’s long term strategic planning and our shareholders’ interest.

Upon the recommendation of the Compensation Committee, the independent directors of the Board of Directors approved a one-time special grant to the Chief Executive Officer in the form of a performance-based restricted stock unit. The independent members of the Board believed that the Chief Executive Officer has had a direct impact on the significant increase in share price during his tenure as Chief Executive Officer. In light of his significant contributions to increasing long-term shareholder value, the independent directors believe it is in the best interest of the shareholders to provide him with an additional incentive to remain with the Company. Therefore, on June 13, 2012, the independent directors approved a special one-time retention award of restricted stock units with an aggregate value of $10 million as of the date of grant.

The independent directors targeted an award value that would approximate a net $.01 per share cost on an annual basis (at the time of grant) and believe the value of the award is appropriate given the consistently high rate of return to shareholders. The award will vest one hundred percent (100%) on the fifth anniversary of the grant date provided the Chief Executive Officer delivers positive net income to shareholders over the first year of the vesting period and remains continuously employed with the Company through the vesting date. If the performance condition is not met, the entire award will be forfeited and if there is a financial restatement prior to meeting the five-year vesting provisions that would result in the performance condition to not have been met, the award will be forfeited. This requirement was also implemented to satisfy the award as performance based under Section 162(m) to preserve its tax deductibility.

In addition, the independent directors reviewed the award’s impact over the five year period on net income, earnings per share, annualized burn rate, and the equity pool. The independent directors determined that the award is appropriate given the minimal impact of the award on these earnings and equity plan measures.

Timing of Long-Term Incentive Awards

Our grant policy for equity awards establishes April 1 as the date of the annual grant for future years, subject to modification in response to certain events such as an early Easter, as determined in advance of the award date. Awards of equity incentives to new officers occur at the time of the person's appointment as an officer, no earlier than the first day of employment. The Compensation Committee may, in its discretion, make grants that vary from these guidelines if there is a compelling business reason, but in every case the Committee is required to complete its approval of the equity awards prior to the date of the grant.

The Compensation Committee will not award equity incentives when in possession of potentially material non-public information. The exercise price for option awards is the closing price on the date of grant, or, if the market is closed, the previous day’s closing price. We believe that the beginning of April is an appropriate time during the year to make grants of equity awards and that a consistent application of our granting practices from year to year regardless of other events is also appropriate. The awards granted by the Compensation Committee are designed to create incentives for the creation of long-term shareholder value and contain delayed vesting provisions that prevent recipients from taking advantage of short-term fluctuations in the market price of our common stock. We have not planned in the past, nor do we plan in the future, to time the release of material non-public information for the purpose of affecting the value of executive compensation.

Policy Against Hedging Company Stock

Under our Insider Trading Policy, associates, including our executives, may not use our stock or unvested options or restricted stock units in any hedging transactions.

Executive Stock Ownership

In early 2007, the Compensation Committee considered and adopted an executive target ownership program that encourages certain of our executive officers to attain designated stock ownership levels over a five-year period. The amount expected to be retained for the CEO is 100,000 shares and varies between 12,000 to 30,000 for other executive officers, depending on the executive’s position. The types of stock ownership that qualify toward the ownership requirement under our policy include direct stock ownership, unvested restricted stock units and unvested restricted stock. As of April 12, 2013, all of our named executive officers were in compliance with the stock ownership guidelines.

Impact of Accounting and Tax Treatments on Compensation Program Design

The Compensation Committee considers the accounting and tax impact of its overall compensation programs in order to balance the cost to the company with the potential benefits as compensation tools.

Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of non-performance-based compensation in excess of $1 million paid to named executive officers of public companies. As noted above, the Compensation Committee has adopted a policy of pay-for-performance and has taken appropriate steps to cause relevant grants and awards under our equity incentive plans to be performance-based. We intend to qualify executive compensation for deductibility under Section 162(m) to the extent consistent with our best interests and the interests of our shareholders. Since our corporate objectives may not always be consistent with the requirements of full deductibility, we may enter into compensation arrangements under which payments are not deductible under Section 162(m). We currently believe that we should be able to continue to manage our executive compensation program for the named executive officers to preserve the related federal income tax deductions, although individual exceptions may occur from time to time.

The Compensation Committee also reviews the accounting impact of the various forms of compensation, with the goal of ensuring that our compensation practices remain competitive while also being cost-effective.

Retirement, Deferred Compensation and Pension Plans

We do not have any defined benefit or pension plans that provide for payments based on an executive's salary and/or years of service. In addition, we have not adopted a supplemental executive retirement plan or other "excess plan" that pays benefits to highly compensated executives. Instead, we offer the following two alternatives to allow executives to actively participate in funding their retirement plans.

Executives are eligible to participate in our Profit Sharing and 401(k) Retirement Plan. At the end of the year, the Board may approve a discretionary profit-sharing contribution to be made to all eligible employees, including executive officers. In addition, executives may elect to defer a portion of their cash compensation into 401(k) retirement accounts. The Board has authorized us to match 100% of 401(k) deferrals up to 4% of an individual’s cash compensation.

Under our Non-Qualified Deferred Compensation Plan, executives may elect to defer a portion of their annual cash compensation to be distributed at a future date in accordance with the relevant deferral election. The program allows executives to save for retirement in a tax-effective way at minimal cost to us. Plan participants may invest their deferred compensation in any one or a combination of the plan’s investment funds. In most cases, the deferred amounts plus earnings are paid out upon the participant’s retirement or termination of employment. The future payment obligations under the plan are our general unsecured obligations. Although the amounts deferred are deposited into a trust, the trust belongs to us, rather than the executives, and is subject to the claims of our creditors.

Severance Plans

Our equity plans and our deferred compensation plan contain provisions that may convey benefits to our executives and other plan participants upon a change in control. Generally, the provisions address the management of account values upon separation from us due to death, disability or retirement, or due to a change in control, as defined within the plans.

In March 2007, the Compensation Committee established change-in-control retention agreements with certain executive officers that provide for payment in the event of a termination resulting from a change in control of the company. The Compensation Committee’s intent with these agreements is to take reasonable steps to retain key management personnel and to minimize disruption in the event of a change in control. Under these agreements, severance benefits would be payable only if the executive is terminated without cause or resigns for good reason, as defined in the agreement (commonly known as “double trigger”). Benefits payable are limited to 2.5 times salary plus bonus (as defined in the agreements) for the CEO and 1.5 times for other named executive officers. Any amounts payable are intended to be tax deductible under applicable tax regulations and payments are capped so that they do not trigger excise taxes.

The structure of change in control arrangements and post-termination benefits is consistent with our compensation objectives to attract, motivate and retain highly talented executives. These arrangements preserve morale and productivity, provide a long-term commitment to job stability and financial security, and encourage retention in the face of the potential disruptive impact of an actual or potential change in control, death or disability. The post-termination vesting benefit under our equity compensation plans also secures the value of previously granted compensatory awards against forfeiture solely because of retirement.

The change in control arrangements ensure that the interests of the executives will be materially consistent with the interests of shareholders when considering corporate transactions. The Compensation Committee determined that the multiples applied to base compensation upon a change of control should be consistent with the limits specified by tax deductibility for “parachute payments” as well as with principles of good corporate governance promulgated by major proxy advisory firms and institutional investors. The multiple applicable to the Chief Executive Officer’s retention agreement is higher to reflect the greater importance the Compensation Committee places on his management role and responsibility.

Details related to these change-in-control retention agreements are more fully discussed below, under "Potential Payments Upon Termination or Change of Control."

Annual Compensation of Executive Officers

In the following table, we summarize the compensation earned during fiscal years 2012, 2011 and 2010 by our Chief Executive Officer, our Chief Financial Officer and each of our three other most highly compensated executive officers who earned more than $100,000 in total compensation for services rendered in all capacities during 2012, 2011 and 2010. We refer to these five individuals in this proxy statement as the "Named Executive Officers."

The compensation that we pay to our named executive officers is determined as described above in our "Compensation Discussion and Analysis" section and in the tables that follow.

Summary Compensation Table (For the Fiscal Years ended February 2, 2013, January 28, 2012 and January 29, 2011.)

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)(3)	All Other Compensation ($)(4)	Total ($)
	2012	$1,301,923	$13,676,384	$1,847,813	$63,670	$16,889,790
Bob Sasser	2011	1,080,769	3,193,858	1,813,020	56,769	6,144,416
Chief Executive Officer	2010	971,154	2,985,500	1,948,750	58,236	5,963,640

	2012	514,423	1,075,700	415,872	52,932	2,058,927
Kevin Wampler	2011	466,154	874,752	445,983	52,423	1,839,312
Chief Financial Officer	2010	445,192	895,650	432,563	50,822	1,824,227

	2012	693,654	1,469,537	551,608	59,569	2,774,368
Gary Philbin	2011	618,269	1,224,798	595,688	54,380	2,493,135
Chief Operating Officer	2010	572,692	1,074,780	566,474	51,620	2,265,566

	2012	604,615	1,184,693	482,662	57,080	2,329,050
Bob Rudman	2011	534,231	996,799	513,540	61,481	2,106,051
Chief Merchandising Officer	2010	493,654	895,650	490,620	53,750	1,933,674

	2012	393,269	600,833	315,595	54,548	1,364,245
Stephen White	2011	361,154	464,851	345,400	58,592	1,229,997
Chief Logistics Officer	2010	341,154	477,680	328,526	52,017	1,199,377

Footnotes to the Summary Compensation Table:

Our annual bonus plan qualifies as a “non-equity incentive plan” for purposes of this table. Earnings under our deferred compensation plan result from the executives’ investments in mutual funds commonly available to investors generally. Therefore, the “Bonus”, “Option Awards” and “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” columns are omitted as all amounts are zero.

(1)
Executives may defer a portion of their salaries and up to 100% of their annual incentive bonus under our Non-Qualified Deferred Compensation Plan; any such deferrals are included in the appropriate column of this table and shown in the Deferred Compensation table.

(2)
Pursuant to SEC rules, this column represents the aggregate grant date fair value during the last three fiscal years of restricted stock units (RSU) and performance-based restricted stock units computed in accordance with FASB ASC Topic 718 related to the annual spring grant (RSU awards), grants made under the three-year long-term performance program (“LTPP”) and a one-time RSU retention award to Bob Sasser. The Compensation Committee determined that the LTPP awards would be made 50% in cash and 50% in performance-based restricted stock units. We are required to report the equity portion of the award at the beginning of the LTPP cycle even though, should it be earned, it will not be paid until the end of the cycle. The cash portion of the LTPP award is not reported until earned at the end of the cycle. Both the cash and equity portions of the LTPP award are earned only if performance conditions are met and the final payment amount, if any, will range from 0% to 200% of the stated target. The amounts shown in this column assume performance at target. Fair value for the RSU awards is calculated using the closing price of our stock on the date of grant. In the event the highest level of performance is achieved, the aggregate grant date fair value for the fiscal year 2012 awards would be as follows: $1,235,688 for Kevin Wampler and $1,649,560 for Gary Philbin. Pursuant to FASB ASC Topic 718, due to Bob Sasser’s, Bob Rudman’s and Stephen White’s retirement-eligible status, the fair value of each of their 2012 awards is calculated at the date of grant and is not modified to reflect actual performance; therefore, the fair values remain the same as those included in this column even in the event of maximum performance. Amounts reflected for Bob Sasser includes a one-time special award in the form of performance-based restricted stock units granted to Mr. Sasser on June 13, 2012 with a grant date fair value of $9,999,032. The award will vest one hundred percent (100%) on the fifth anniversary of the grant date only upon certification by the Compensation Committee that the one-year positive net income performance criteria is achieved and Mr. Sasser remains continuously employed with the Company through the vesting date.

Amounts shown in this column do not correspond to the actual value that will be realized by the named executives. Additional information regarding FASB ASC Topic 718 calculations related to these awards is included in footnote 9 of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended February 2, 2013. See the Grants of Plan-Based Awards Table for information on awards made in 2012.

(3)
The amounts in this column represent the annual bonus that we pay under our Management Incentive Compensation Plan as discussed in the Compensation Discussion and Analysis above. The amounts listed were earned in the years shown, but paid after the end of the fiscal year, upon approval by the Compensation Committee.

(4)
“All Other Compensation” includes the amounts paid to named executives shown in the following table. Perquisites include car allowances related to travel, financial and tax planning, executive physicals, executive term life insurance and relocation, none of which individually exceeded $25,000 in either 2012, 2011 or 2010. Effective in March 2009, the company discontinued tax gross-ups on all perquisites, except for business-related relocation expenses. Car allowance is intended to compensate executives for the use of their personal vehicles in conducting company business. However, as we do not require our executives to account for their business or personal use, we include the entire amounts in our disclosures. Pursuant to our corporate aircraft policy approved by the Board of Directors, Mr. Sasser and Mr. Brock, and in exceptional circumstances, other executives, may also use Dollar Tree’s leased corporate jet for non-business purposes. They each reimburse the company for all variable costs but none of the fixed costs relating to their plane usage. Because they reimburse all incremental costs related to their usage, no amounts relating to the plane are included in “All Other Compensation.”

NEO	Perquisites	Profit Sharing & 401k Match	Total
Bob Sasser	$30,744	$32,926	$63,670
Kevin Wampler	20,632	32,300	52,932
Gary Philbin	27,150	32,419	59,569
Bob Rudman	24,677	32,403	57,080
Stephen White	22,283	32,265	54,548

Grants of Plan-Based Awards Table

			Estimated Future Payouts Under Non-Equity Incentive Plans			Estimated Future Payouts Under Equity Incentive Plans			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(7)
Name	Grant Date	Compensation Committee Action Date (1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Bob Sasser	—	-- (2)	$344,250	$1,620,000	$3,341,250	—	—	—	—	—	$—	$—
	—	-- (3)	75,000	300,000	600,000	—	—	—	—	—	—	—
	3/30/2012	3/15/2012	—	—	—	—	74,080 (4)	74,080 (4)	—	—	—	3,324,914
	3/30/2012	3/15/2012	—	—	—	1,587 (5)	6,348 (5)	12,696 (5)				352,438
	6/13/2012	6/13/2012	—	—	—	—	187,740 (6)	187,740 (6)	—	—	—	9,999,032
Kevin Wampler	—	-- (2)	78,120	367,500	757,995	—	—	—	—	—	—	—
	—	-- (3)	50,000	200,000	400,000	—	—	—	—	—	—	—
	3/30/2012	3/15/2012	—	—	—	—	17,690 (4)	17,690 (4)	—	—	—	835,764
	3/30/2012	3/15/2012				1,058 (5)	4,232 (5)	8,464 (5)	—	—	—	239,936
Gary Philbin	—	-- (2)	105,648	497,000	1,025,098	—	—	—	—	—	—	—
	—	-- (3)	56,250	225,000	450,000	—	—	—	—	—	—	—
	3/30/2012	3/15/2012	—	—	—	—	25,390 (4)	25,390 (4)	—	—	—	1,199,551
	3/30/2012	3/15/2012	—	—	—	1,191 (5)	4,762 (5)	9,524 (5)	—	—	—	269,987
Bob Rudman	—	-- (2)	92,256	434,000	895,156	—	—	—	—	—	—	—
	—	-- (3)	50,000	200,000	400,000	—	—	—	—	—	—	—
	3/30/2012	3/15/2012	—	—	—	—	21,160 (4)	21,160 (4)	—	—	—	949,719
	3/30/2012	3/15/2012	—	—	—	1,058 (5)	4,232 (5)	8,464 (5)	—	—	—	234,974
Stephen White	—	-- (2)	59,520	280,000	577,520	—	—	—	—	—	—	—
	—	-- (3)	37,500	150,000	300,000	—	—	—	—	—	—	—
	3/30/2012	3/15/2012	—	—	—	—	9,460 (4)	9,460 (4)	—	—	—	424,591
	3/30/2012	3/30/2012	—	—	—	794 (5)	3,174 (5)	6,348 (5)	—	—	—	176,243

Footnotes to the Grants of Plan-Based Awards Table:

(1)	The date of grant for the relevant award is established by the Compensation Committee during a regularly scheduled meeting or by written consent.

(2)	Our Management Incentive Compensation Plan (MICP) is considered a “non-equity incentive plan.” MICP targets are established by the Compensation Committee early in the fiscal year and amounts payable are determined and paid in the following year, when annual results are available, upon approval by the Compensation Committee. For 2012, bonuses were targeted at 120% of salary for the CEO and 70% for other Named Executive Officers, with corporate performance representing 85% of the goal. Earned amounts, to the extent not otherwise deferred under our Non-Qualified Deferred Compensation Plan, are paid after the end of the relevant fiscal year. See “Annual Bonus Incentives” in our Compensation Discussion and Analysis for a detailed discussion of our MICP.

(3)
Pursuant to our Long Term Performance Plan (LTPP), the Compensation Committee approved three-year performance based total target award values for each of our Named Executive Officers and the award was divided equally between a performance bonus and restricted stock units to be effective on March 30, 2012. The amounts included in this row represent the fifty percent (50%) granted as a performance bonus. The percentage of the target performance bonus earned will be based on the level at which the Company achieves its three year cumulative performance goal for the performance period from January 29, 2012 through January 31, 2015. The amount of payment, if earned, will range from 0% to 200% of stated target and will be paid in year 2015, when the achievement level is available and certified by the Committee.

(4)
Represents awards of performance-based restricted stock units granted on March 30, 2012. The awards granted will vest in approximately three equal installments over three years only upon the certification by the Compensation Committee that the company achieved its 2012 performance target goal and upon the executives remaining with the company through the vesting date.

(5)
Represents the performance-based equity portion of the award granted under the LTPP on March 30, 2012 The awards are based on a three-year performance cycle beginning on January 29, 2012 through January 31, 2015 and will cliff vest only upon certification by the Compensation Committee that the company achieved its performance goal and upon the executive remaining with the company through the vesting date.

(6)
Represents a one-time special award in the form of performance-based restricted stock units granted to Mr. Sasser on June 13, 2012. The award will vest one hundred percent (100%) on the fifth anniversary of the grant date only upon certification by the Compensation Committee that the one-year of positive net income performance criteria is achieved and Mr. Sasser remains continuously employed with the Company through the vesting date.

(7)
This column shows the full grant date fair value under FASB ASC Topic 718 of performance-based restricted stock units (PSUs) and performance-based restricted stock units under the three-year LTPP that were granted in 2012. For PSUs and the LTPP equity grant, fair value is calculated using the closing price of our stock on the grant date. The closing price of our stock for both awards granted on March 30, 2012 was $47.25. The closing price for the PSU granted on June 13, 2012 was $53.26. Pursuant to FASB ASC Topic 718, upon an executive becoming retirement eligible, the expense that is associated with any unvested RSU awards are fully expensed as of the date of the executive’s retirement eligibility, except that the special award granted to Mr. Sasser on June 13, 2012 is not fully expensed as of his retirement eligibility date because he is required to remain employed with the Company for the five-year service period in order to receive the award. Additional information regarding FASB ASC Topic 718 calculations related to these awards is included in footnote 9 of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended February 2, 2013. These amounts reflect our accounting expense, and do not correspond to the actual value that may be realized by the named executives.

Outstanding Equity Awards at Fiscal Year End Table

The following table provides information on the holdings of stock option and stock awards by the named executives at the end of the fiscal year. This table includes unexercised and unvested option awards, unvested RSUs and PSUs with service requirements that have not been met. Each equity grant is shown separately for each named executive. The vesting schedule for each grant is shown in the footnotes following this table, based on the award date. The market value of the stock awards is based on the closing market price of our stock as of February 2, 2013, which was $40.12. For additional information about the option awards and stock awards, see the description of equity incentive compensation in the Compensation Discussion and Analysis.

		Option Awards (1)					Stock Awards
Name	Award Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Bob Sasser	3/14/2008	64,002	—	—	$8.91	3/14/2018	—	$—	—	$—
	3/26/2010	—	—	—	—	—	50,000 (2)	2,006,000	—	—
	4/1/2011	—	—	—	—	—	70,520 (2)	2,829,262	—	—
	7/1/2011	—	—	—	—	—	—	—	5,862 (3)	235,183
	3/30/2012	—	—	—	—	—	—	—	74,080 (2)	2,972,090
	3/30/2012	—	—	—	—	—	—	—	6,348 (3)	254,682
	6/13/2012	—	—	—	—	—	—	—	187,740 (4)	7,532,128
Kevin Wampler	1/30/2009	60,000	—	—	14.24	1/30/2019	—	—	—	—
	3/26/2010	—	—	—	—	—	15,000 (2)	601,800	—	—
	4/1/2011	—	—	—	—	—	18,214 (2)	730,746	—	—
	7/1/2011	—	—	—	—	—	—	—	2,930 (3)	117,552
	3/30/2012	—	—	—	—	—	—	—	17,690 (2)	709,722
	3/30/2012	—	—	—	—	—	—	—	4,232 (3)	169,788

		Option Awards (1)					Stock Awards
Name	Award Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Gary Philbin	3/26/2010	—	—	—	$—	—	18,000 (2)	722,160	—	$—
	4/1/2011	—	—	—	—	—	25,854 (2)	1,037,262	—	—
	7/1/2011	—	—	—	—	—	—	—	3,664 (3)	147,000
	3/30/2012	—	—	—	—	—	—	—	25,390 (2)	1,018,647
	3/30/2012	—	—	—	—	—	—	—	4,762 (3)	191,051
Bob Rudman	3/26/2010	—	—	—	—	—	15,000 (2)	601,800	—	—
	4/1/2011	—	—	—	—	—	21,154 (2)	848,698	—	—
	7/1/2011	—	—	—	—	—	—	—	2,930 (3)	117,552
	3/30/2012	—	—	—	—	—	—	—	21,160 (2)	848,939
	3/30/2012	—	—	—	—	—	—	—	4,232 (3)	169,788
Stephen White	3/26/2010	—	—	—	—	—	8,000 (2)	320,960	—	—
	4/1/2011	—	—	—	—	—	9,754 (2)	391,330	—	—
	7/1/2011	—	—	—	—	—	—	—	1,464 (3)	58,736
	3/30/2012	—	—	—	—	—	—	—	9,460 (2)	379,535
	3/30/2012	—	—	—	—	—	—	—	3,174 (3)	127,341

Footnotes to Outstanding Equity Awards Table:

(1)
Options awarded in 2008 and 2009, will vest and become exercisable in three approximately equal installments over three years, beginning on the first anniversary of the grant. Options expire ten years from date of grant, or earlier for reasons other than death, disability or retirement.

(2)
The PSUs awarded in the spring of 2012 are based on the achievement of certain performance goals for fiscal year ending February 2, 2013 and will vest in three approximately equal installments over three years upon the Compensation Committee certification in March 2013 that performance was met and provided the Named Executive Officers remain continuously employed with the company through the vesting dates. The Compensation Committee certified in March 2012 and March 2011 that the PSUs awarded in the spring of 2011 and 2010 achieved the established performance goal in fiscal years ended January 28, 2012 and January 29, 2011. These awards will vest in three approximately equal installments over three years provided the NEOs remain continuously employed with the company through the vesting dates.

(3)
The performance based restricted stock units granted in March 2012 under the LTPP are based on the achievement of a three year cumulative performance goal for the performance period beginning on January 29, 2012 and ending on January 31, 2015. The amount of payment, if earned, will range from 0% to 200% of stated target and will be paid in year 2015, when the achievement level is available and certified by the Committee. The performance based restricted stock units granted in July 2011 under the LTPP are based on the achievement of a three year cumulative performance goal for the performance period from January 30, 2011 through February 1, 2014. The amount of payment, if earned, will range from 0% to 200% of stated target and will be paid in year 2014, when the achievement level is available and certified by the Committee.

(4)
The award will vest one hundred percent (100%) on the fifth anniversary of the grant date only upon certification by the Compensation Committee that the one-year of positive net income performance criteria is achieved and Mr. Sasser remains continuously employed with the Company through the vesting date.

Option Exercises and Stock Vested Table

In the table below, we list information on the exercise of options and the vesting of restricted stock units during the fiscal year ended February 2, 2013. The value realized on exercise of options represents the spread between the sale price and the option strike price at the time of exercise. The value realized on vesting of RSUs reflects the fair market value of the shares at time of vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Bob Sasser	—	$—	135,260	$6,423,609
Kevin Wampler	—	—	54,106	2,494,738
Gary Philbin	—	—	48,926	2,323,479
Bob Rudman	—	—	40,576	1,926,988
Stephen White	—	—	20,876	991,607

Non-Qualified Deferred Compensation

Named executive officers may elect to defer a portion of their base salary and up to 100% of their annual incentive bonus under our Non-Qualified Deferred Compensation (NQDC) Plan, an unfunded, non-qualified plan. Elections to defer amounts earned during the next calendar year are due by December 31 of each year, and are irrevocable. Deferred amounts are held for each participant in separate individual accounts in an irrevocable rabbi trust. Executives’ accounts are credited with earnings or losses based on the rate of return of mutual funds selected by the executive, which he or she may change at any time. A deferral period and payment date must be irrevocably specified at election for each separate annual deferral. This deferral period must be at least two years in length, and the payment date can be any date on or after that point. Alternately, the payment can be tied to termination of employment, including retirement. The executive must also make an irrevocable election regarding payment terms, which may be either a lump sum, or in specified annual installments. Hardship withdrawals are available for unforeseeable emergency financial hardship situations, such as for an unexpected illness, accident or property loss. If a participant dies before receiving the full value of the deferral account balances, the designated beneficiary would receive the remainder of that benefit in the same payment form as originally specified (i.e., lump sum or installments). Executives are fully vested in their accounts and all amounts are immediately distributed upon a change in control of the company.

In the following table, we provide detailed information regarding accumulated amounts for our executives under our NQDC Plan.

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($) (3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Bob Sasser	$—	$—	$—	$—	$—
Kevin Wampler	75,221	—	19,438	—	272,911
Gary Philbin	—	—	38,791	—	445,798
Bob Rudman	—	—	—	—	—
Stephen White	—	—	55,166	—	550,309

Footnotes to Non-Qualified Deferred Compensation Table:

(1)
Executives may defer a portion of their base salary and up to 100% of their annual incentive bonus into the NQDC Plan. The amounts contributed are included in their respective columns in the Summary Compensation Table.

(2)	We have not provided a match or other company-funded contribution, although the NQDC Plan allows us to do so.

(3)
Amounts deferred into the NQDC Plan are invested into select mutual funds, according to the instructions of the participating executive. Earnings shown reflect market gains and losses and may vary from year to year depending on the performance of the underlying funds.

Potential Payments upon Termination or Change of Control

We do not generally have arrangements with our named executive officers that provide for payments and benefits following termination of employment. In early 2007, we entered into change in control agreements with our named executive officers as discussed below. We also have an obligation to make payments and provide certain benefits to our named executive officers under some of our incentive plans resulting from termination of employment upon the occurrence of certain events such as a change of control or termination due to retirement, death or disability. Generally, these benefits are limited to the accelerated vesting of outstanding unvested equity awards, as further described under “Equity Compensation Plans” on page 36. Also see the “Severance Plans” section on page 27 under the Compensation, Discussion and Analysis for more information on potential payments upon termination or change of control.

The following tables summarize the benefits payable to each of our named executive officers upon certain termination events, as if the triggering event had occurred on the last day of fiscal year 2012. These tables include those items which would provide incremental value to the executive. In addition to the amounts shown in the sections below, executives are entitled to receive compensation that has been outlined in previous tables, including salary through the date of termination, earned bonus (if any), and accumulated balances in the Non-Qualified Deferred Compensation Plan (if any).

Termination by Company “for cause”

In the event of termination “for cause,” generally defined as criminal misconduct, gross neglect of duties or violations of law or policy, no additional benefits are payable to any executive and vested but unexercised options are immediately forfeited.

Termination by Company without cause or by Executive for any reason

RSUs that previously vested converted to common stock on their vesting and remain the property of the executive after termination. In the event of termination by Dollar Tree without cause or by the executive for any reason, except in connection with death, disability, retirement or change in control, unvested options are cancelled. Options that vested previously remain exercisable for 90 days after termination, but not beyond the normal expiration date, usually ten years after grant. See the Outstanding Equity Awards Table for details.

Death, Disability or Retirement or Change in Control without Termination

Name	Intrinsic Value of Unvested Options (1)	Unvested Stock Awards (2)	Performance-Based Options and Stock Awards (3)	Bonus Award under Long-Term Performance Plan (4)	Total
Bob Sasser	$—	$4,835,262	$10,994,084	$500,000	$16,329,346
Kevin Wampler	—	1,332,546	997,062	300,000	2,629,608
Gary Philbin	—	1,759,422	1,356,698	350,000	3,466,120
Bob Rudman	—	1,450,498	1,136,279	300,000	2,886,777
Stephen White	—	712,290	565,612	200,000	1,477,902

(1)
Under the terms of our outstanding option award agreements, unvested options vest in full in the event of the executive’s death, disability or retirement. Upon a change in control, whether or not resulting in termination, the Compensation Committee may accelerate vesting of options in its discretion. The above amounts assume that, in all cases, unvested options become vested. All options, whether previously vested or accelerated by the triggering event, remain exercisable for periods ranging from 90 days to the normal expiration date, which is ten years after grant. Intrinsic value of unvested options reflects the difference between year end fair market value and the exercise price for unvested in-the-money options. See the Outstanding Equity Awards Table for details.

(2)
Under the terms of our outstanding stock award agreements, unvested restricted stock units vest in full in the event of the executive’s death, disability or retirement. Upon a change in control, whether or not resulting in termination, the Compensation Committee may accelerate vesting of RSUs in its discretion. The above amounts assume that, in all cases, unvested RSUs become vested. RSUs convert to common stock on their vesting and remain the property of the executive after termination. The market value of stock awards is based on the closing price of our stock as of February 2, 2013, which was $40.12.

(3)
This column includes PSUs for which the performance measurements had been met as of the end of the fiscal year but which had not yet been certified by the action of the Compensation Committee. In addition, service requirements for these awards had not been satisfied as of the end of the fiscal year. This column also includes the target value of equity awards granted under the three-year LTPP for which performance measurements and service requirements had not yet been met. The actual amount of the LTPP award that vests may vary between 0% and 200% depending upon achievement by executives of the applicable performance goals.

This column includes a one-time special retention award granted to Mr. Sasser on June 13, 2012. The award includes a five-year service requirement for vesting and a one-year performance requirement. In the event of Mr. Sasser's death or disability, the service and performance requirements will be deemed fully satisfied. Upon a change in control, the Compensation Committee may accelerate the vesting of the award in its sole discretion.

(4)
This column reflects the target value of performance bonuses granted under the LTPP. The actual amount of the performance bonus that vests may vary between 0% and 200% depending upon achievement by executives of the applicable performance goals.

Equity Compensation Plans

Each of the named executive officers has outstanding awards under our equity plans, including the Omnibus Incentive Plan, 2004 Executive Officer Equity Plan, the 2003 Equity Incentive Plan and the 1995 Stock Incentive Plan. Each of our plans includes provisions that may accelerate awards made to a named executive officer under such plan if certain termination and change in control events occurred. Our equity incentive plans cover grants to the named executive officers and certain other associates and consultants of certain incentives and rewards, including stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock, performance shares and performance units.

Under the Omnibus Incentive Plan, which is the only plan from which we currently make awards, accelerated vesting of equity awards upon a change in control shall occur in the event of an involuntary termination of service not for cause or for good reason within twenty-four months after a change in control. However, the Compensation Committee retains the discretion to accelerate the vesting of equity awards upon a change in control whether or not resulting in termination. “Change in control” is defined as:

•	the sale, lease, exchange or other transfer of all or substantially all of our assets (in one transaction or in a series of related transactions) to a corporation that is not controlled by us,

•	the approval by our shareholders of any plan or proposal for our liquidation or dissolution,

•	a successful tender offer for our common stock, after which the tendering party holds more than a stated percentage of our issued and outstanding common stock, or

•
a merger, consolidation, share exchange, or other transaction to which we are a party pursuant to which the holders of all of the shares of our common stock outstanding prior to such transaction do not hold, directly or indirectly, a stated percentage of the outstanding shares of the surviving company after the transaction.

As of June 19, 2008, the definition of change of control as defined in the award agreements with named executive officers is triggered only by an actual change of control (and not merely shareholder approval of such change). In addition, the portion of the definition relating to a change in voting power uses a “greater than 50%” threshold instead of “greater than 30%.”

Generally, our award agreements provide for acceleration of vesting or the cancellation of forfeiture upon, and a mechanism for exercise or settlement within a reasonable time after death, disability or retirement.

Change in Control Agreements

In March 2007, as a part of its in-depth review of our compensation structure, the Compensation Committee established change-in-control retention agreements with certain executive officers, including the named executive officers that provide for payment in the event of a termination resulting from a change in control of the company. The Compensation Committee’s intent with these agreements is to take reasonable steps to retain key management personnel and to minimize disruption in the event of a change in control. Agreements were drafted and signed in March 2007 with the following provisions:

•
Severance benefits would be paid upon a change in control only upon an executive’s termination without cause or resignation for good reason (as defined in the agreement) (commonly known as “double trigger”).

•
Severance benefits include a multiple (2.5 times for the CEO, and 1.5 times for other named executive officers) of the combination of the highest rate of salary previously paid to the executive plus the average of the prior three years’ bonus amounts (with certain limits); a pro rata bonus for the year of termination; and medical continuation coverage for a limited period of time after termination.

•
“Change in control” is defined to include (1) the change in incumbent directors; (2) acquisition of more than a stated percentage of outstanding shares by one person or a group of affiliated persons; (3) a merger or consolidation; and (4) a liquidation and dissolution.

In June 2008, the company updated its Corporate Governance Guidelines to reflect that all retention agreements entered into with named executive officers after June 19, 2008 or the modification of any existing agreements, shall be subject to the requirement that an actual change of control shall be required (and not merely shareholder approval of such change) and the portion of the definition relating to a change in voting power shall use a “greater than 50%” threshold instead of “greater than 30%.”

Change in Control with Termination

Name	Change in Control Benefit	Earned but Unpaid Bonus (1)	Value of Unvested Options and Stock Awards (2)	Value of Performance-Based Options and Stock Awards (3)	Bonus Award under Long-Term Performance Plan (4)	Total
Bob Sasser	$8,049,653	$1,847,813	$4,835,262	$10,994,084	$500,000	$26,226,812
Kevin Wampler	1,434,709	415,872	1,332,546	997,062	300,000	4,480,189
Gary Philbin	1,921,885	551,608	1,759,422	1,356,698	350,000	5,939,613
Bob Rudman	1,673,411	482,662	1,450,498	1,136,279	300,000	5,042,850
Stephen White	1,094,761	315,595	712,290	565,612	200,000	2,888,258

(1)
The amounts in this column represent the annual bonus that we pay under our Management Incentive Compensation Plan. The amounts listed were earned in the year shown, but paid after the end of the fiscal year.

(2)	Value of unvested options and stock awards is based on fair market value as of fiscal year end. See also preceding table under death, disability or retirement.

(3)
This column reflects the value of unvested performance-based options and PSUs based on fair market value as of fiscal year end. The related performance goal had been met as of the end of the fiscal year but the awards had not been certified by action of the Compensation Committee. In addition, service requirements for these awards had not been satisfied as of the end of the fiscal year. This column includes the target value of equity awards granted under the three-year LTPP for which performance measurements and service requirements that had not yet been met. The actual amount of the LTPP award that vests may vary between 0% and 200% depending upon achievement by executives of the applicable performance goals. This column also includes a one-time retention award granted to Mr. Sasser on June 13, 2012.

(4)
This column reflects the target value of the performance bonus granted under the LTPP. The actual amount of the performance bonus that vests may vary between 0% and 200% depending upon achievement by executives of the applicable performance goals.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review of transactions with related parties

Under our Code of Ethics, directors, officers and employees are required to disclose for approval any transactions, activities, interests or relationships that may create a conflict of interest (including financial transactions, investments and receipt of corporate gifts). The Audit Committee annually reviews related party transactions involving directors and named executive officers, questions regarding possible conflicts of interest, and other issues related to ethical business practices. The Company adheres to the foregoing policy for potential related person transactions but such policy is not in written form. Approval of such related person transactions is evidenced by Audit Committee resolutions in accordance with our practice of approving transactions in this manner.

Leases

We lease a store from DMK Associates, a partnership indirectly wholly owned by members of Mr. Perry’s and Mr. Brock’s families. Rental payments to DMK Associates, including pass-through of common area maintenance, taxes, insurance and utilities, totaled approximately $141,000 in 2012. The store lease expires in March 2017 and we have future rental commitments of $475,000 for this store. While we believe that the terms of these leases are reasonable, their respective terms were not negotiated on an arms-length basis.

OWNERSHIP OF COMMON STOCK

The table below shows the number of shares our common stock beneficially owned on April 12, 2013 by:

•	each of the Directors and nominees for director;

•	each of the Named Executive Officers;

•	all Directors and Executive Officers as a group; and

•	each other person who has reported beneficial ownership of more than five percent of the outstanding common stock.

The address of each Director and Executive Officer of Dollar Tree is c/o Dollar Tree, Inc., 500 Volvo Parkway, Chesapeake, Virginia 23320. Percentage computations are based on 224,038,254 shares of our stock outstanding as of April 12, 2013.

		Beneficial Ownership (1)
Directors and Executive Officers	Shares		Percent
Arnold S. Barron	39,714	(2)	*
Macon F. Brock, Jr.	2,566,532	(3)	1.1%
Mary Anne Citrino	62,767	(4)	*
H. Ray Compton	299,996	(5)	*
Conrad M. Hall	33,932	(6)	*
Lemuel E. Lewis	35,963	(7)	*
J. Douglas Perry	1,594,647	(8)	*
Bob Sasser	216,776	(9)	*
Thomas A. Saunders III	2,516,553	(10)	1.1%
Thomas E. Whiddon	30,000	(11)	*
Carl P. Zeithaml	16,533	(12)	*
Gary M. Philbin	97,927	(13)	*
Robert H. Rudman	740	(14)	*
Kevin S. Wampler	182,519	(15)	*
Stephen White	13,260	(16)	*
All current Directors and Executive Officers (15 persons)	7,707,859		3.4%

Other 5% Shareholders

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	14,931,182	(17)	6.6%

The Vanguard Group, Inc. 100 Vanguard Blvd. Alvern, PA 19355	13,657,132	(18)	6.1%

Lone Pine Capital LLC Two Greenwich Plaza Greenwich, Connecticut 06830	11,804,692	(19)	5.3%

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	11,394,576	(20)	5.1%

------------
* less than 1%

(1)
As used in this table, “beneficial ownership” means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is deemed as of any date to have “beneficial ownership” of any security that such person has a right to acquire within 60 days after such date. Any security that any person named above has the right to acquire within 60 days is deemed to be outstanding for purposes of calculating the ownership percentage of such person, but is not deemed to be outstanding for purposes of calculating the ownership percentage of any other person. Deferred shares acquired by our directors through a deferred compensation plan are assumed to be issuable in a lump sum within 60 days if the director were to terminate service within such time.

(2)	Includes 19,714 deferred shares acquired through a deferred compensation plan which are assumed to be issuable if he were to conclude his Board service within 60 days.

(3)
Includes 488,790 shares owned by trusts for the benefit of certain Brock family members, of which Mr. Brock is a trustee, 24,000 shares owned by a private foundation over which Mr. Brock and his wife, Joan P. Brock, exercise shared control, and 123,000 shares issuable within 60 days upon exercise of stock options, but excludes 4,234 shares underlying otherwise unvested restricted stock units and 992,172 shares owned by Mr. Brock’s wife.

(4)
Includes 13,700 shares issuable upon exercise of stock options, and 49,067 deferred shares acquired through a deferred compensation plan which are assumed to be issuable if she were to conclude her Board service within 60 days.

(5)	Includes 224,998 shares owned by a trust for the benefit of certain Compton family members, over which Mr. Compton may indirectly exercise investment or voting power.

(6)
Includes 4,560 shares owned by a private foundation over which Mr. Hall has the power to vote and dispose of the shares on behalf of the foundation, and 9372 deferred shares acquired through a deferred compensation plan which are assumed to be issuable if he were to conclude his Board service within 60 days.

(7)	Represents 35,963 deferred shares acquired through a deferred compensation plan which are assumed to be issuable if he were to conclude his Board service within 60 days.

(8)
Includes 942,084 shares owned by trusts for the benefit of certain Perry family members, of which Mr. Perry is a trustee and 1,671 deferred shares acquired through a deferred compensation plan which are assumed to be issuable if he were to conclude his Board service within 60 days.

(9)	Includes 64,002 shares issuable within 60 days upon exercise of stock options, but excludes 371,056 shares underlying otherwise unvested restricted stock units.

(10)	Includes 63,756 shares owned by irrevocable trusts for the benefit of certain Saunders family members, of which Mr. Saunders is a trustee, and 223,080 shares issuable upon exercise of stock options.

(11)	Includes 18,000 shares issuable upon exercise of stock options.

(12)	Represents 16,533 deferred shares acquired through a deferred compensation plan which are assumed to be issuable if he were to conclude his Board service within 60 days.

(13)	Excludes 71,903 shares underlying otherwise restricted stock units.

(14)	Excludes 60,130 shares underlying otherwise restricted stock units.

(15)
Includes 60,000 shares issuable within 60 days upon exercise of stock options or the vesting of restricted stock units, but excludes 52,407 shares underlying unvested stock options or restricted stock units.

(16)	Excludes 29,759 shares underlying otherwise unvested stock options or restricted stock units.

(17)
Includes shares held or controlled by BlackRock, Inc. and its subsidiaries, including BlackRock Japan Co. Ltd, BlackRock Advisors (UK) Limited, BlackRock Asset Management Deutschland AG, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Asset Management Australia Limited, BlackRock Advisors LLC, BlackRock Capital Management, Inc., BlackRock Financial Management, Inc., BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Fund Managers Ltd, BlackRock Asset Management Ireland Limited, BlackRock International Ltd, BlackRock Life Limited, BlackRock (Singapore) Limited, and BlackRock Investment Management UK Ltd. Based on Schedule 13G/A filed on February 6, 2013 by BlackRock, Inc. for the period ended December 31, 2012.

(18)
Includes shares held or controlled by The Vanguard Group, Inc. and its subsidiary. Based on Schedule 13G/A filed on February 11, 2013 by The Vanguard Group, Inc.. for the period ended December 31, 2012.

(19)
Includes shares held or controlled by Lone Pine Capital LLC. Based on Schedule 13G/A filed on February 14, 2013 by Lone Pine Capital LLC in connection with its beneficial ownership at December 31, 2012.

(20)
Includes shares held or controlled by T. Rowe Price Associates, Inc. Based on Schedule 13G filed on February 13, 2013 by T. Rowe Price Associates, Inc. in connection with its beneficial ownership at December 31, 2012.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, officers and persons who own more than 10% of our stock to file reports of ownership and changes in ownership of our stock with the Securities and Exchange Commission and NASDAQ, and to provide us with copies of these reports.

SEC regulations require us to identify anyone who filed a required report late during the most recent fiscal year. Based solely on our review of the reports and written representations furnished to us, we believe that all of these reporting persons complied with their filing requirements for 2012, except for Raymond Hamilton and Thomas A. Saunders III who had one Form 4 transaction that was inadvertently filed late, and James Fothergill who had two Form 4 transactions that were inadvertently filed late.

Equity Compensation Plan Information

The following table summarizes information regarding shares issuable as of February 2, 2013, under our equity compensation plans, including the number of shares of common stock subject to options, restricted stock units, deferred shares and other rights granted to employees, consultants and members of our Board of Directors; the weighted-average exercise price of outstanding options; and the number of shares remaining available for future award grants under these plans. Additional information regarding our equity compensation plans can be found in footnote 9 of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended February 2, 2013.

Equity compensation plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Plans approved by security holders (1)	2,901,365	$11.66	20,897,173

(a)	Amounts represent outstanding options, restricted stock units and deferred (“phantom”) shares as of February 2, 2013.

(b)	Not included in the calculation of weighted average exercise price are (i) 2,054,173 restricted stock units and (ii) 128,937 deferred shares.

(c)
Amounts represent shares remaining available for future awards under all of our equity-based plans, including shares remaining under our qualified Employee Stock Purchase Plan and our 2003 Director Deferred Compensation Plan. Out of the 20,897,173 shares remaining available for future issuance, 712,875 represent the number of shares remaining available for future issuance under our Employee Stock Purchase Plan as of February 2, 2013.

(1)
Equity-based plans approved by our shareholders include: the Amended and Restated Stock Option Plan, the Stock Incentive Plan, the Step Ahead Long-Term Incentive Plan (which expired in 2002), the 2003 Equity Incentive Plan, the 2003 Non-Employee Director Stock Option Plan, the 2003 Director Deferred Compensation Plan, the 2004 Executive Officer Equity Plan, the 2005 Employee Stock Purchase Plan

(which replaced a predecessor plan), and the Omnibus Incentive Plan.

PROPOSAL NO. 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION PROGRAM
Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) provides that shareholders will have an opportunity to vote to approve, on an advisory, non-binding basis, the compensation of named executive officers as disclosed in the Proxy Statement in accordance with the SEC’s rules, including Section 14A of the Securities Exchange Act of 1934.
As described in the Compensation Discussion and Analysis, the Company is committed to a pay-for-performance policy. To that end, our executive compensation program is designed to: (1) align executive pay with shareholders’ interests; (2) recognize individual initiative and achievements; (3) attract, motivate and retain highly qualified executives; and (4) unite the executive management team to a common objective. We expect a significant portion of an executive’s total compensation to be at risk, tied to both our annual and long-term performance. Please read our Compensation Discussion and Analysis beginning on page 18 and the tables and narrative that follow for additional details about our executive compensation program.
This proposal, commonly known as a “Say-on-Pay” proposal, gives our shareholders the opportunity to express their views on the compensation paid to our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices as disclosed in this Proxy Statement. Accordingly, the Company is asking its shareholder to vote “FOR” the following resolution at the 2013 Annual Meeting:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion set forth in this Proxy Statement.”

Vote Required

The advisory vote on the executive compensation program will be passed if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” it. The vote is advisory and will not be binding upon our Board of Directors. However, the Board of Directors and the Compensation Committee value the opinions that our shareholders express in their votes and to the extent there is any significant vote against the proposal, we will consider the shareholders’ concerns in making future executive compensation decisions.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION PROGRAM.

PROPOSAL NO. 3 – APPROVAL AND ADOPTION OF DOLLAR TREE, INC. 2013 DIRECTOR DEFERRED COMPENSATION PLAN
General
On March 14, 2013, the Board approved, subject to shareholder approval, the Dollar Tree, Inc. 2013 Director Deferred Compensation Plan (the “Plan”). The purpose of the Plan is to advance the interests of the Company and our shareholders by attracting and retaining the highest quality of experienced persons as members of our Board and to further align the interests of our directors with the interests of the Company’s shareholders. The Plan permits any director who receives a retainer or other fees for Board or committee service to make an election either to (i) defer all or a portion of such compensation until a future date, when they may be paid in either cash or in shares of our common stock, or (ii) receive all or a portion of such compensation in non-statutory stock options.
The 2003 Director Deferred Compensation Plan expires based on its terms on June 30, 2013. When originally adopted, the 2003 Director Deferred Compensation Plan authorized 250,000 shares issuable as payment of the director’s deferred retainers and other fees. Since that time, our Board has approved two stock splits. On May 26, 2010, our Board approved a 3-for-2 stock split in the form of a 50% common stock dividend. On May 29, 2012, our Board approved a 2-for-1 split in the form of a 100% common stock dividend. Pursuant to the terms of the 2003 Director Deferred Compensation Plan and consistent with the stock splits, the number of authorized issuable shares under the 2003 Director Deferred Compensation Plan was appropriately adjusted to 750,000 shares to reflect these stock splits. On a post-split basis, as of April 1, 2013, under the 2003 Director Deferred Compensation Plan 225,570 shares have been credited to share deferral accounts of the directors and 524,430 shares remain for purposes of further share deferrals.

Upon approval by the shareholders, the Plan will constitute a new deferral plan for our directors until June 30, 2023. The remaining shares under the 2003 Director Deferred Compensation Plan will become issuable under the terms of the new Plan. The new Plan does not increase the number of shares issuable upon deferred payments to the directors. All deferrals of directors’ compensation prior to shareholder approval of the new Plan will be governed by the terms and conditions of the 2003 Director Deferred Compensation Plan.
     Set forth below is a summary of the Plan, which is qualified in its entirety by the specific language of the Plan, a copy of which is attached to this proxy statement as Appendix A.  Capitalized terms not defined herein will have the same meanings ascribed to such terms in the Plan.

Plan Summary

Plan Administration

The Plan will be administered by the Board, which will have discretion both to carry out the Plan and to determine the amount and form of payment of the annual retainer and any additional fees payable by the Company to its directors for their services. Consistent with applicable laws and the listing standards of the NASDAQ, the Board may delegate its responsibilities under this Plan to a committee or subcommittee of the Board. The Board may also designate a plan administrator to manage the record keeping and other routine administrative duties under the Plan.

Deferral Accounts

Any director, who will receive a retainer or other fees for service, may elect to defer all or a portion of such compensation by delivering a deferral election to the Company. Currently only non-employee directors receive a retainer and fees for service on the Board. For a discussion of these amounts, see page 12 of this proxy statement. Generally, a deferral election must be delivered to the Company by December 31 and will take effect for the next calendar year. For a director that is newly elected, generally the director may make a deferral election prior to the first day that the director will begin to serve as a director, but in no event later than 30 days after the director begins to serve as a director. The deferral election will remain in force until changed or revoked. Any change or revocation will take effect for the following calendar year. The election must specify:

•	the amount or portion of the compensation to be deferred;

•	whether and to what extent such compensation is to be deferred in cash or in shares;

•	the form of payment for the deferred compensation; and

•	the date on which the deferred compensation will paid.

Deferred compensation that is credited to an account payable in cash will earn quarterly interest credits based on the U.S. 30-year Treasury bond rate. If a director elects to be paid in shares, then the company will credit the director's deferral account with a book entry for the number of shares (rounded to the nearest one hundredth) determined by dividing the amount of deferred compensation by the current market price of a share on the credit date. Each time any dividend is paid on the Company’s common stock, a director with a deferral account payable in shares will be credited with additional shares in the amount of the dividend determined by multiplying the dividend amount per share by the number of shares credited to the director’s deferral account payable in shares (as of the record date for the dividend) and dividing the product by the closing price per share reported on the principal stock exchange where the common stock is listed on the dividend payment date.

Unfunded Plan

The Plan is an unfunded nonqualified deferred compensation plan. We will not segregate or earmark any funds or shares with respect to any deferred compensation credited under the Plan. Rather, we intend to make available, as and when required, a sufficient number of shares or cash to meet the requirements of the Plan.

Time and Form of Payment of Deferral Accounts

An eligible director may elect annually the time and form of payment for the amount of the director’s annual compensation credited to a deferral account. The director may elect to be paid either in a lump sum or installments not to exceed five years. The director may also elect to begin payment of a deferral account upon ceasing to be a director of the Company or on a specific date selected by the director. If the director fails to elect the time or form of payment for a particular plan year, that plan year’s deferred compensation will be paid in a single lump sum when the director ceases to be a director of the Company.

In the event of a director’s death, the remaining deferral account balances will be paid to the director’s designated beneficiary or estate within 90 days of the director’s death.

Stock Options

Directors may choose to receive non-statutory stock options in lieu of all their compensation or any remaining portion which is not deferred as described above. Generally, the election must be delivered by December 31 of the year before the compensation is earned. For a director that is newly elected, the director may elect to be paid in stock options at any time prior to the first day the director will begin to serve as a director. The number of options issued to a director will equal the dollar amount of the portion of his or her compensation which is to be paid in options, divided by thirty-three percent (33%) of the price of a share on the issuance date. The exercise price of the option may not be less than 100% of the fair market value of the common stock on the date the option is issued. The options will be fully vested when issued and the term of such options will be ten (10) years.

Non-employee directors electing to receive options in lieu of cash compensation will receive options issued under, and subject to the terms and conditions of, the Omnibus Incentive Plan. Directors who are company employees do not currently receive a retainer or fees for service as directors and, therefore, currently cannot participate in Plan. However, should the Board permit those directors to receive a retainer or fees in the future, and they elect to receive options in lieu of director cash compensation, they would also receive non-statutory options issued under, and subject to the terms and conditions of, the Omnibus Incentive Plan.

The closing price per share of Dollar Tree’s common stock on the NASDAQ on May 1, 2013, the latest practicable date information was available prior to the printing and mailing of this proxy statement, was $47.81.

Authorized Issuable Shares

The maximum number of shares of our common stock that may be paid out under the Plan is 750,000. (This number does not include stock options received in lieu of cash compensation, which are issued pursuant and subject to the terms and conditions in the Omnibus Incentive Plan.) The Board may adjust the maximum amount to account for any future stock split, reverse stock split, stock dividend, combination, or reclassification of common stock or any similar transaction which is effected without any consideration.

Term

The Plan will terminate when all deferral accounts have been distributed in full. However, no options may be granted under the Plan after June 30, 2023.

Change in Control

In the event of a change of control of the Company, if the director does not continue as a director of the surviving company, then any outstanding balance in the director's deferral account will be distributed in a lump sum after the closing of the change of control.

Amendment or Termination

The Board may generally suspend, discontinue, amend or terminate the Plan at any time. However, we must obtain shareholder approval for any change that would require such approval under the listing standards of NASDAQ or any regulatory or tax requirements. Also, the Board cannot terminate the Plan and liquidate the director’s deferral accounts unless the termination complies with Section 409A of the Internal Revenue Code. In addition, the Plan may not be amended more than once every six months unless it is to comply with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, or the rules and regulations thereunder.

Transferability
A director’s deferral accounts may not be assigned, sold, transferred, encumbered, pledged or otherwise alienated, attached, garnished, or anticipated, other than upon the director’s death in accordance with a valid beneficiary designation or applicable laws of decent and distribution.

United States Federal Income Tax Consequences of Awards Under The Plans

The Federal income tax consequences of participation in the Plan we are submitting for approval are complex and subject to change. The following discussion, which has been prepared by our counsel, the law firm of Trucker Huss, APC, are general rules applicable to the Plan, not a complete description of the Federal income tax aspects. The summary is based on current provisions of the Internal Revenue Code and does not cover any state or local tax consequences of participation in the Plan. Participants should consult their own tax advisors since a taxpayer's particular situation could result in some variation of the rules described below.

Non-Qualified Stock Options

The grant of a non-qualified option will not result in taxable income to the participant. The participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and the company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Deferral Elections

An election to defer compensation made by a participant either prior to the calendar year in which services are performed or within a 30-day period after the participant first becomes eligible for the Plan results in a deferral of federal income tax until the deferred payment date elected by the participant. The company will have a corresponding deduction when the participant includes the compensation in income.

Limitations on Deductions

The company's deductions described above may also be subject to the limitations of Section 162(m) of the Internal Revenue Code. The company does not currently expect to be subject to such limitations.

Change of Control

Any acceleration of the vesting or payment of awards under the Plan in the event of a change of control of the Company may cause part or all of the consideration involved to be treated as an "excess parachute payment" under the Internal Revenue Code, which may subject the participant to a 20% excise tax and which may not be deductible by the Company.

Registration with SEC

If the Plan is approved by the shareholders, pursuant to the Securities Act of 1933, the Company will file a Registration Statement with the Securities and Exchange Commission covering the shares of common stock authorized for issuance under the Plan.

New Plan Benefits

Eligible directors will determine how many shares or options they will receive in lieu of directors' fees under the Plan. Accordingly, future awards under the plans are not determinable at this time.

Vote Required

Approval of the Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy. Should such shareholder vote not be obtained, the Plan will not be adopted.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE 2013 DIRECTOR DEFERRED COMPENSATION PLAN.

PROPOSAL NO. 4 - RATIFICATION OF APPOINTMENT BY THE AUDIT COMMITTEE OF KPMG LLP AS OUR INDPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013
Our Audit Committee, which consists entirely of independent directors, has selected KPMG LLP ("KPMG") to serve as our independent registered public accounting firm for fiscal year 2013. KPMG has served as our independent registered public accounting firm since 1986. You are being asked to ratify the appointment by our Audit Committee of KPMG as our independent registered public accounting firm for fiscal year 2013.
Shareholder ratification of the selection of KPMG as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. The Company is submitting the selection of KPMG to its shareholders for ratification as a matter of good corporate governance. If our shareholders do not ratify the selection of KPMG, the Audit Committee will reconsider whether or not to retain KPMG in the future. However, the Audit Committee is not bound by a vote either for or against the firm. A representative of KPMG will be present at the 2013 Annual Meeting of Shareholders. The representative will have the opportunity to make a statement and will be available to respond to appropriate questions.
Independent Registered Public Accounting Firm Fees
The table below shows the aggregate fees billed by KPMG for professional services rendered in connection with the audit of our annual financial statements set forth in our Annual Report on Form 10-K for the fiscal years ended February 2, 2013 and January 28, 2012; the audit of our internal control over financial reporting as of February 2, 2013 and January 28, 2012; and the review of our unaudited quarterly financial statements set forth in our Quarterly Reports on Form 10-Q for each of our fiscal quarters during 2012 and 2011, as well as fees paid to KPMG for audit-related work, tax compliance, tax planning and other services:

	Fiscal 2012	Fiscal 2011
Audit fees	$996,000	$1,056,400
Audit-related fees (a)	18,000	17,500
Tax fees	—	—
All other fees	—	—
Total fees	1,014,000	1,073,900

(a)	Audit-related fees consist of fees for services related to the audit of financial statements of our employee benefit plan.

We did not engage our principal accountants to provide any professional services in connection with operating our information systems or designing or implementing hardware or software that aggregates source data underlying the financial statements or generates information.
All audit work performed by KPMG is approved in advance by our Audit Committee, including the amount of fees due and payable to them for such work. In addition, our Audit Committee also approves all non-audit related work performed by KPMG in advance of the commencement of such work. Our Audit Committee has delegated to the chairman of the committee the right to approve such non-audit related assignments between meetings of the committee, and the chairman then reports on all such approvals at the next meeting of the committee, which considers ratification of such approvals by the committee chairman. In 2012, all services provided by KPMG were approved by our Audit Committee in advance of the performance of work by KPMG.
The Audit Committee of our Board has determined that the non-audit services rendered by our independent accountants during our most recent fiscal year are compatible with maintaining their independence.

Vote Required

Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2013 requires the affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy. Should such shareholder vote not be obtained, the appointment will not be ratified.

OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013

PROPOSAL NO. 5 - APPROVAL OF AMENDMENTS TO OUR ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors believes it is in Dollar Tree's best interest to increase the number of shares of common stock the Company is authorized to issue from 400,000,000 to 600,000,000 shares.  The proposed amendment to Article III(A) of our Articles of Incorporation replaces the phrase “Four Hundred Million (400,000,000) shares of Common Stock, One Cent ($.01) par value per share” with the phrase “Six Hundred Million (600,000,000) shares of Common Stock, One Cent ($.01) par value per share.” A full copy of our Articles of Incorporation, as amended, is attached as Appendix B to this proxy statement with the amended language marked to show the proposed amendment.

On February 2, 2013, the following shares of our common stock were outstanding or reserved for issuance:

Shares issued and outstanding	224,584,393
Shares issuable upon exercise of options	2,901,365
Shares reserved for issuance under employee benefit plans	20,897,173

TOTAL	248,382,931

The determination by our Board of Directors that the authorized common stock should be increased took into account our historic stock issuance patterns. For example, our past stock dividends have reduced the amount of shares available for use in the future. On June 26, 2012, we issued 115,607,389 shares of our common stock to consummate a 2-for-1 stock split in the form of a 100% common stock dividend and on June 24, 2010 we issued 42,435,959 shares of our common stock to consummate a dividend of one-half share of common stock for each outstanding share of common stock.

By increasing the number of shares of common stock which we are authorized to issue, we will have the flexibility to issue shares in connection with possible stock dividends and stock splits; to raise equity through the sale of additional shares, if the need should arise; or, employee compensation plans, acquisitions and other general corporate purposes. If the amendment to increase our authorized shares of common stock is not approved, the Company's flexibility to undertake activities consistent with our historic stock issuance patterns would be significantly constrained. However, we currently have no plans, agreements, contracts, arrangements or understandings with respect to the issuance of any of the additional shares of common stock that would be available under the amendment.

Since our stockholders have no preemptive rights, the Board of Directors would be able to issue the increased number of shares at any time without further authorization from the shareholders of the Company, except to the extent otherwise required by law or the rules and regulations of the NASDAQ Stock Market.  The terms upon which any such securities may be issued will be determined by the Board of Directors.

The authorization of additional shares will have no immediate effect upon the rights of existing security holders.  However, because no preemptive rights attach to ownership of common stock, the additional common stock, when issued, may affect the proportionate interest of each shareholder and may reduce shareholders' equity per share.  The Board of Directors could use the additional shares of common stock to discourage an attempt to change control of our Company.  However, the proposed amendment is not in response to any effort of which we are aware to obtain control by accumulating shares of our common stock or otherwise.

Vote Required

Adoption of an amendment to our Articles of Incorporation requires approval by a majority of the quorum present at the annual meeting. Abstentions and broker-non votes, if any, will have the same effect as votes against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSED AMENDMENT.

PROPOSAL NO. 6 – SHAREHOLDER PROPOSAL TO REQUIRE SUPPLIER(S) TO PUBLISH ANNUAL SUSAINABILITY REPORTS
Supplier Sustainability Reporting
RESOLVED: Shareholders request that the Board of Directors take-steps to require the Company's significant suppliers to each publish an annual, independently verifiable sustainability report that the Company makes available to its shareholders. Among other disclosures, reports should include the suppliers' objective assessments and measurements of performance on workplace safety, human and worker rights, and environmental compliance using internationally recognized standards, indicators and measurement protocols, In addition, reports should include incidents of non-compliance, actions taken to remedy those incidents, and measures taken to contribute to long-term prevention and mitigation.
Significant suppliers are those from which the Company reasonably expects to purchase at least $1 million in goods and services annually.
SUPPORTING STATEMENT
Increasingly, global companies recognize that their suppliers' impacts and sustainability are inextricably intertwined with their own success. According to “A New Era of Sustainability, UN Global Compact-Accenture CEO Study 2010,” 93% of CEOs agree that integrating sustainability issues is critical to the future success of their business and 88% believe they should integrate sustainability through their supply chains. The CEOs identified the difficulty of implementing across supply chains as the top barrier to the full integration of sustainability.
This is a significant concern for shareholders given that egregious human and worker rights abuses can occur in a company's supply chain, creating legal, reputational and operational risks.
Leading companies require suppliers to adhere to international labor and human rights protocols, including the core conventions of the International Labor Organization and the United Nations Guiding Principles on Business and Human Rights. However, a Harvard Law School study by Aaron Bernstein and Christopher Greenwald, “ Benchmarking Corporate Policies on Labor and Human Rights in Global Supply Chains,” (Nov. 2009), found significant gaps between general polices against labor and human rights abuse and more detailed standards and enforcement mechanisms required to carry them out.
Independent supplier audits are essential, but insufficient. By requiring suppliers to prepare annual sustainability reports using the Global Reporting Initiative (GRI) guidelines-for sustainability reporting, the Company would strengthen its ability to assess its suppliers' performance and hold its suppliers accountable; enable shareholders to better understand and assess potential reputational and/or operational risks; and, consistent with the principle that “what gets measured gets managed,” prompt more responsible business practices by suppliers.
As Microsoft stated in announcing its plan in October 2011 to require sustainability reporting from key hardware vendors, “The new reporting mechanism complements and strengthens Microsoft's existing auditing and assurance programs, which include third-party monitoring of its contract hardware manufacturers. The reporting requirement will also drive sustainability improvements in Microsoft's supply chain.
Other leading corporations taking steps to require or encourage suppliers to prepare GRI-based sustainability reports include Apple, Cisco, Dell, Hewlett Packard, Intel, Oracle and PUMA. In some cases, the companies provide guidance to suppliers who need assistance, show preference to suppliers who meet or exceed expectations, and/or include web links to their suppliers' sustainability reports.
We urge shareholders to vote for this proposal.

STATEMENT FROM DOLLAR TREE'S BOARD OPPOSING THE SHAREHOLDER PROPOSAL TO REQUIRE SUPPLIER(S) TO PUBLISH ANNUAL REPORTS
Dollar Tree, Inc. is committed to driving sustainability improvements in our supply chain and already has policies and practices in place that address workplace safety, human and worker rights and environmental compliance. Our Code of Ethics, Operating Guidelines, Purchase Order Requirements and vendor agreements set forth corporate responsibility requirements for our suppliers. We publish an annual Sustainability Report that reaffirms our commitment to social and environmental responsibility. This Report not only outlines our standards and expectations for our suppliers, but requires that adherence to these standards is a condition of doing business with Dollar Tree.
Our suppliers must comply with all applicable laws of their country regulating working conditions, wages, work hours and benefits. We will not work with vendors who utilize forced labor or engage in human trafficking. Each of our suppliers is required to certify that its operations and those of its sourcing operations and/or factories comply with all applicable laws, including but not limited to, employment and labor, environmental protection, human trafficking and slavery. Failure to adhere to these standards would result in corrective action, up to and including termination of the business relationship.
In furtherance of our standards for suppliers, we require our suppliers to complete an annual survey that includes an assessment of risks related to human trafficking and forced labor. Additionally, Dollar Tree requires that all associates with direct responsibility for supply chain management receive training on the issues of human trafficking and forced labor and how to recognize incidents of non-compliance when visiting factories overseas.
We agree with and embrace the core principle of holding suppliers accountable and purchasing products from suppliers who adhere to high standards of human and worker rights and workplace safety. However, we do not believe that requiring our significant suppliers to publish annual, independently verifiable sustainability reports would be in the best interest of our shareholders. The list of our significant suppliers includes hundreds of vendors, who in turn contract with thousands of manufacturing facilities overseas. Requiring our significant suppliers to produce annual sustainability reports would force them to incur a significant expense that could lead to higher prices for the Company, less value for our customers who shop in our Dollar Tree Stores where every item is only $1 (or less) and ultimately lower returns for our shareholders. Furthermore, implementing the proposal would place Dollar Tree at a competitive disadvantage with those competitors whose suppliers are not required to incur the expenses related to publishing these annual reports. Any benefit to the shareholders would not be commensurate with the costs of implementing the shareholder proposal. We believe the Company's current actions and commitment to a sustainable and ethical supply chain is the better approach to addressing the concerns raised by the shareholder proposal.
Upon receiving a written or verbal request, the Company will promptly provide the name, address and number of shares held for the proponent of this proposal.
Vote Required

Approval of the shareholder proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy. Should such shareholder vote not be obtained, the shareholder proposal will not be approved.
FOR THESE REASONS, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" THE ADOPTION OF THIS PROPOSAL.

OTHER MATTERS

Copies of Form 10-K Available

We will provide a copy of our Annual Report on Form 10-K for our fiscal year ended February 2, 2013, as filed with the Securities and Exchange Commission, which includes our consolidated financial statements and notes to our financial statements, to any shareholder upon written request. The exhibits to the Form 10-K will be furnished upon request and upon payment of the cost of reproduction. Requests should be sent to the Corporate Secretary, at our corporate offices, 500 Volvo Parkway, Chesapeake, Virginia 23320. Our SEC filings, including exhibits, are also available online at our company website, www.DollarTreeinfo.com, under the heading “Investor Relations.”

By order of the Board of Directors,

James A. Gorry, III
Corporate Secretary

Chesapeake, Virginia
May 17, 2013

Appendix A

DOLLAR TREE, INC.
2013 DIRECTOR DEFERRED COMPENSATION PLAN

1.	PLAN ADMINISTRATION AND ELIGIBILITY.

1.1    PURPOSE. The purpose of the Dollar Tree, Inc. (the “Company”) 2013 Director Deferred Compensation Plan (the “Plan”) is to advance the interests of the Company and its shareholders by attracting and retaining the highest quality of experienced persons as members of the Company's Board of Directors (the “Board” and each member, a “Director”) and to further align the interests of the Directors with the interests of the Company's shareholders.

1.2    ELIGIBILITY. Each Director is eligible to participate in the Plan (an “Eligible Director”).

1.3    ADMINISTRATION. The Plan shall be administered, construed and interpreted by the Board of the Company. Pursuant to such authorization, the Board shall have the responsibility for carrying out the terms of the Plan, including but not limited to the determination of the amount and form of payment of the annual retainer and any additional fees payable by the Company to an Eligible Director for his or her services as a Director (the “Fees,” which shall not include reimbursements or other payments not for services rendered). To the extent permitted under the securities laws applicable to compensation plans including, without limitation, the requirements of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or under the Internal Revenue Code of 1986, as amended (the “Code”), a committee of the Board, or a subcommittee of any committee, may exercise the discretion granted to the Board under the Plan, provided that the composition of such committee or subcommittee shall satisfy the requirements of Rule 16b-3 under the Exchange Act, or any successor rule or regulation. The Board may also designate a plan administrator to manage the record keeping and other routine administrative duties under the Plan.

2.	STOCK SUBJECT TO THE PLAN.

2.1    NUMBER OF SHARES. The maximum number of shares of the Company's $0.01 par value Common Stock (“Common Stock” or “Shares”) which may be issued pursuant to this Plan shall be 750,000 shares, subject to adjustment as provided in Section 5.4. Such amount does not include Shares issuable upon exercise of stock options which may be granted pursuant to Section 4, which are subject to the limits contained in the respective plans under which such options are granted.

2.2    SHARE ISSUANCE. To satisfy the requirements of Section 3, the Company may issue new Shares or reissue Shares previously repurchased by or on behalf of the Company.

2.3    GENERAL RESTRICTIONS. Delivery of Shares under Section 3 of the Plan shall be subject to the following:

(a)Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any stock exchange or similar entity.

(b)To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

2.4    TAX WITHHOLDING. The Board may condition the delivery of any shares or other benefits under the Plan on satisfaction of any applicable withholding obligations. The Board, in its discretion, and subject to such requirements as the Board may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the participating Eligible Director (the “Participant”), through the surrender of Shares which the Participant already owns, or through the surrender of Shares to which the participant is otherwise entitled under the Plan;

3.	DEFERRED COMPENSATION.

3.1    DEFERRAL OF FEES.    Any Eligible Director may elect to defer in either cash or Shares all or a portion of the Fees earned during any calendar year by delivering a deferral election to the Company not later than (a) December 31 of the calendar year immediately preceding the calendar year to which the deferral election relates, or (b) with respect to the calendar year in which an individual first becomes an Eligible Director the date stated in a deferral election form provided by the Company, which date shall be no later than thirty days after the date such individual becomes an Eligible Director; provided that an election made under Section 3.1(b) of the Plan shall not apply to any Fees earned prior to the date such election becomes irrevocable. The election form shall specify the amount or portion of the Fees to be deferred; whether and to what extent such Fees are to be deferred in cash or in Shares; the manner of payment with respect to such deferred amounts; the date on which the deferred amounts shall be paid; and whether the deferred amount shall be paid in a lump sum or in installment payments. Such election shall remain in force for such calendar year and for each calendar year thereafter until changed or revoked by the Director by written notice to the Company not later than December 31 immediately preceding the calendar year to which such change or revocation relates. A deferral election made under this Section 3.1 may not be changed or revoked after the dates set forth in Section 3.1(a) or (b) above.

3.2    ACCOUNTS; INTEREST AND DIVIDEND CREDITS. On the first day of each calendar quarter (the “Credit Date”), an Eligible Director who elects to defer his or her Fees shall receive a credit to his or her deferred compensation accounts (the “Deferred Compensation Accounts”) under the Plan as hereinafter provided. Any portion of a Participant's Fees which are deferred in cash shall be credited to the Participant's cash deferral account (a “Cash Deferral Account”). The amount of the credit shall equal the amount of Fees deferred in cash by the Participant during the immediately preceding calendar quarter. Any portion of a Participant's Fees which are deferred in Shares shall be credited to the Participant's deferred stock account (a “Deferred Stock Account”). The amount of the credit to such Deferred Stock Account shall be the number of Shares (rounded to the nearest one hundredth of a Share) determined by dividing the amount of the Participant's Fees deferred in Shares during the immediately preceding quarter by the closing price of a Share as reported on the principal stock exchange where the Common Stock is listed on the Credit Date, or if there is no trading on such exchange on the Credit Date, on the immediately preceding trading day.

On the first day of each calendar quarter, an amount shall be credited to each Participant's Cash Deferral Account equal to the Interest Rate (as hereinafter defined) on the balance credited to the Cash Deferral Account during the immediately preceding calendar quarter. Interest shall accrue on the balance of each Participant's Cash Deferral Account commencing with the date the first payment is credited thereto and ending with the final payment therefrom. For this purpose, “Interest Rate” shall mean, with respect to any calendar quarter, the 30-year Treasury Bond Rate then in effect.
Each time any dividend is paid on the Stock, a Participant who has a positive balance in his or her Deferred Stock Account shall receive a credit to such Account. The amount of the dividend credit shall be the number of Shares (rounded to the nearest one-hundredth of a Share) determined by multiplying the dividend amount per Share by the number of Shares credited to the Participant's Deferred Stock Account as of the record date for the dividend and dividing the product by the closing price per Share reported on the principal stock exchange where the Common Stock is listed on the dividend payment date.
3.3    PAYMENT.
(a)An Eligible Director's Deferred Compensation Accounts shall be paid to the Eligible Director (or, in the event of death, to his or her designated beneficiary or estate) as follows: at the Eligible Director's election, either (i) in a single lump sum as soon as practicable following the earlier of (x) the date on which the Eligible Director ceases to serve as a Director of the Company (and such cessation constitutes a “separation from service” under Treasury Regulation sections 1.409A-1(h)(2)(i) and (h)(5)) or (y) the date specified by the Eligible Director as the distribution date (such earlier date shall be referred to as the “Distribution Date”), or (ii) in annual installments over a period, to be specified by the Eligible Director, not to exceed five years commencing as soon as practicable after the Distribution Date. An Eligible Director shall elect the time and form of payment of the Eligible Director's Deferred Compensation Accounts at the same time and in the same manner as his or her related deferral elections under Section 3.1 of this Plan. An Eligible Director's elections under this Section 3.3 shall become irrevocable at the same time as his or her related deferral elections under Section 3.1 of the Plan. With respect to any deferral election timely made under Section 3.1, if the Eligible Director fails to make a valid election with respect to the time and form of payment of a deferred amount, then such deferred amount shall be paid in a single lump sum as soon as practicable following the date the Eligible Director ceases to serve as a Director. If an Eligible Director's Cash Deferral Account is paid in installments, then the amount of an installment payment shall be equal to the balance of the Cash Deferral Account (including interest credits) as of the payment date of the applicable installment, divided by the remaining number of installment payments (including the applicable installment) to be made. With respect to any lump sum payment or final installment payment of Shares from an Eligible Director's Deferred Stock Accounts, any fraction of a Share shall be paid in cash.

(b)Upon the death of an Eligible Director, the Company shall pay any remaining benefits as a single lump sum within 90 days following the date of death.

(c)A lump sum payment and the first payment in a series of installment payments shall be paid no later than: (i) the end of the calendar year in which the Distribution Date occurs, or (ii) if later, the 15th day of the third month following the Distribution Date. Subsequent installment payments shall be paid on the anniversary date of the first payment. For purposes of applying Code section 409A, installment payments shall be treated as a single payment.

(d)An Eligible Director's continued service as an employee of the Company is not taken into account in determining whether such Director is entitled to a payment under this Plan upon his ceasing to be a Director.

(e)Except as provided in Treasury Regulation section 1.409A-3(j), no acceleration in the time or schedule of any payment or amount scheduled to be paid from an Eligible Director's Account is permitted.

3.4    DESIGNATION OF BENEFICIARY. Each Eligible Director may designate in writing a beneficiary to receive such portion, if any, of the Director's Deferred Compensation Accounts as remains unpaid at the Director's death. In the absence of a valid beneficiary designation, that portion, if any, of an Account remaining unpaid at the Director's death shall be paid to his or her estate.

3.5    NATURE OF PROMISE. The Company shall not be required to segregate or earmark any funds or Shares in respect of its obligations under Section 3 of the Plan. Neither an Eligible Director nor any other person shall have any rights to any assets of the Company by reason of amounts deferred or benefits accrued under this Plan, other than as a general unsecured creditor of the Company. The Plan constitutes a mere promise by the Company to make payments in the future and is unfunded for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Code. The Company shall make available as and when required a sufficient number of shares of Common Stock to meet the requirements arising under the Plan.

3.6    NO ASSIGNMENT. Rights to benefits under this Section 3 of the Plan may not be assigned, sold, transferred, encumbered, pledged or otherwise alienated, attached, garnished, or anticipated, other than in accordance with the beneficiary designation provisions of Section 3.4 above.

4.STOCK OPTIONS.

4.1    ELECTION TO RECEIVE OPTIONS. For each calendar year, an Eligible Director may elect that any portion of his or her Fees that are not deferred under Section 3 above shall be paid in the form of options to purchase the Company's Common Stock (“Options”).

4.2    TIME AND METHOD OF ELECTION, CHANGE OR REVOCATION. An election pursuant to Section 4.1 or any decision to change or revoke such election shall be made no later than: (a) December 31 of the calendar year immediately preceding the calendar year in which the Fees will be earned by the Eligible Director or (b) with respect to the calendar year in which an individual first becomes an Eligible Director, the date immediately preceding the date such individual becomes an Eligible Director. The election shall be made pursuant to an election form provided by the Company. An election made under this Section 4.2 is irrevocable after the dates in (a) or (b) above, as applicable.

4.3    OPTION TERMS. Options shall be “non-qualified” stock options made under, and pursuant to the terms and conditions of the Dollar Tree, Inc. Omnibus Incentive Plan. Options shall be granted as of the Credit Date and reflect an exercise price and other terms established according to the provisions of the Omnibus Incentive Plan. The Options shall be fully vested when granted and the term of such Options shall be ten (10) years from the date of grant.

4.4    DETERMINATION OF OPTION AMOUNT. The number of Options issued to an Eligible Director under this Section 4 as of any Credit Date shall equal (i) the dollar amount or portion of his or her Fees which is to be paid in Options on such Credit Date divided by (ii) thirty-three percent (33%) of the closing price of a Share as reported on the principal stock exchange where the Common Stock is listed on the Credit Date, or if there is no trading on such exchange on the Credit Date, on the immediately preceding trading day.

5.	GENERAL PROVISIONS.

5.1    EFFECTIVE DATE OF THIS PLAN. This Plan is effective July 1, 2013 and the shareholders of Dollar Tree, Inc. approved the Plan on June ___, 2013.

5.2    DURATION OF THIS PLAN. This Plan shall remain in effect, unless earlier terminated or superceded, until June 30, 2023.

5.3    AMENDMENT OF THIS PLAN. The Board may suspend or discontinue this Plan or revise or amend it in any respect, provided, however, that: (i) without approval of the Company's shareholders, no revision or amendment shall (x) change the total number of Shares subject to this Plan (except as provided in Section 5.4), (y) change the designation of the class of Directors eligible to participate in the Plan, or (z) materially increase the benefits accruing to participants under or the cost of this Plan to the Company and (ii) the Plan shall not be terminated unless such termination is permitted and administered in accordance with Treasury Regulation section 1 .409A-3(j)(4)(ix). Moreover, in no event may Plan provisions be amended more than once every 6 months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules and regulations thereunder.

5.4    CHANGES IN SHARES. To prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, in the event of any corporate transaction or event such as a stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination or other similar corporate transaction or event affecting the Shares which have been or may be issued under the Plan (any such transaction or event, a “Transaction”), then the Board shall, in such manner as the Board deems equitable: (A) make a proportionate adjustment in 1) the maximum number and type of securities which may be issued under this Plan, and 2) the number and type of securities subject to outstanding accounts (any such adjustment, an “Antidilution Adjustment”); provided, in each case, that the number of Shares subject to any account denominated in shares shall always be a whole number; or (B) cause any right to receive Shares outstanding as of the effective date of the Transaction to be cancelled in consideration of a cash payment or alternate form of equity settlement (whether from the Company or another entity that is a participant in the Transaction) or a combination thereof made to the holder of such cancelled right substantially equivalent in value to the fair market value of such cancelled right. The determination of fair market value shall be made by the Board in their sole discretion. Any adjustments made hereunder shall be binding on all Participants. Notwithstanding the foregoing, any Antidilution Adjustments to be made to outstanding Options shall be as provided for in the terms of the appropriate plan. A cancellation of a stock right or shares in exchange for a cash payment or other settlement is only permitted if such payment or settlement does not result in an impermissible acceleration of benefits under Section 409A.

5.5    CHANGE OF CONTROL. Upon a Change of Control (as defined below), any outstanding balance in an Eligible Director's Cash Deferral Account shall be paid, in a lump sum and any outstanding balance in an Eligible Director's Deferred Stock Account shall be distributed in shares of Common Stock if the Eligible Director ceases to serve as a Director of the Company or a surviving company after the date of the Change of Control. For purposes of the Plan, the term Change of Control includes: (i) a change in the ownership of the Company, (ii) a change in effective control of the Company, or (iii) a change in the ownership of a substantial portion of the assets of the Company. A change in the ownership of the Company occurs on the date that any one person, or more than one person, acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group constitutes more than 50% of the total fair market value or total voting power of the stock of the Company. A change in the effective control of the Company occurs only on (i) the date any on person or group acquires ownership of stock of the Company possessing 30% or more of the total voting power of the stock, or (ii) the date a majority of the members of the Company's Board is replaced during any 12 month period by Directors whose appointment or election is not endorsed by a majority of the members of the Company's Board before the date of the appointment or election. A change in the ownership of a substantial portion of the assets of the Company occurs on the date that any one person or group acquires assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all the assets of the Company immediately before such acquisition. This definition of Change in Control shall be interpreted in a manner that is consistent with Treasury Regulation section 1.409A-3(i)(5).

5.6    LIMITATION OF RIGHTS.

(a)NO RIGHT TO CONTINUE AS A DIRECTOR. Neither this Plan, nor the granting of an Option under this Plan, nor any other action taken pursuant to this Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a Director for any period of time, or at any particular rate of compensation.

(b)NO SHAREHOLDERS' RIGHTS. Except as specifically provided by the Plan, a participant in the Plan shall have no rights as a shareholder with respect to the Deferred Stock Account until the date of the issuance to him or her of a stock certificate therefore.

5.7    NOTICE. Any written notice to the Company required by any of the provisions of this Plan shall be addressed to the secretary of the Company and shall become effective when it is received.

5.8    SHAREHOLDER APPROVAL AND REGISTRATION STATEMENT. This Plan shall be approved by the

Board and submitted to the Company's shareholders for approval. Any options granted under this Plan prior to effectiveness of a registration statement filed with the Securities and Exchange Commission covering the Shares to be issued hereunder shall not be exercisable until, and are expressly conditional upon, the effectiveness of a registration statement covering the Shares.

5.9    GOVERNING LAW. This Plan and all determinations made and actions taken pursuant hereto shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

5.10    SEVERABILITY. If any term or provision of this Plan or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, then the remainder of the Plan, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision hereof shall be valid and be enforced to the fullest extent permitted by applicable law.

5.11    SECTION 409A OF THE CODE.

(a)It is specifically intended that all elections, consents and modifications thereto under Section 3 of the Plan will comply with the requirements of Code section 409A. The Company is authorized to adopt rules or regulations deemed necessary or appropriate in connection therewith to anticipate and/or comply the requirements of Code section 409A and to declare any election, consent or modification thereto void if non-compliant with Code section 409A. Any benefit, payment or other right provided by the Plan shall be provided or made in a manner, and at such time, in such form and subject to such election procedures (if any), as is necessary to avoid a plan failure described in Code section 409A(a)(1), including without limitation, deferring payment until the occurrence of a specified payment event described in Code section 409A(a)(2) (including, to the extent applicable, the six-month delay for any deferred payments due a “specified employee” upon separation from service, as applied consistent with Treasury Regulations section 1.409A-3(i)(2)).

(b)It is specifically intended that an election to be paid in Options under Section 4 of the Plan is not a deferral of compensation subject to Code section 409A, but merely an election as to the medium of payment. The provisions of the Plan shall be interpreted and operated as necessary to comply with the Plan's intent as set forth in this Section 5.11. The Company does not guarantee the tax treatment of any payment of cash or Shares or any other rights or benefits provided under this Plan and in all events an Eligible Director shall remain liable for all federal, state and local income and employment taxes for any such payments, benefits or other rights.

End of Appendix A

Appendix B

ARTICLES OF INCORPORATION
OF
DOLLAR TREE, INC.

ARTICLE I
NAME

The name of the Corporation is DOLLAR TREE, INC.

ARTICLE II
PURPOSES AND POWERS

The purpose for which the Corporation is organized is to engage in any lawful business not required by the Virginia Stock Corporation Act to be stated in the Articles of Incorporation.

The Corporation shall have all of the corporate powers of any character which are not prohibited by law or required to be stated in the Articles of Incorporation.

ARTICLE III
CAPITAL STOCK

A. Authorized Shares. The aggregate number of shares that the Corporation shall have the authority to issue is Ten Million (10,000,000) shares of Preferred Stock, One Cent ($.01) par value per share, and ~~Four~~Six Hundred Million (~~400,000,000~~600,000,000) shares of Common Stock, One Cent ($.01) par value per share.

B. Preferred and Common Stock. The designations, preferences, voting powers and relative, participating, optional other special rights of the Preferred Stock and the Common Stock, and the qualifications, limitations and restrictions of such preferences and rights, shall be in accordance with Sections B(1) through B(6) of this Article III.

1. Issuance of Preferred Stock. The Preferred Stock may be issued from time to time, in one or more series, each of which series shall be designated by such appropriate designations as may be stated in such amendment or amendments to these Articles of Incorporation providing for the issuance of the stock of such series as may be adopted by the Board of Directors from time to time, a copy of which amendment or amendments shall have been filed with and made effective (without shareholder approval) by the State Corporation Commission of Virginia as required by law. Subject to the provisions hereof, all shares of any one series shall be alike in every particular and except for the relative rights and preferences as to which there may be variations between different series as set forth in this Article III, all shares of Preferred Stock shall be alike in every particular. The Board of Directors shall have power and authority, subject to all the provisions of these Articles and of the Virginia Stock Corporation Act, to state and determine, in the amendment or amendments providing for the issue of each series of Preferred Stock, the number of shares of each such series authorized to be issued and the preferences and relative, participating, optional and other rights pertaining to each such series, and the qualifications, limitations or restrictions thereof, including, full power and authority to determine, as to the Preferred Stock of each such series (a) the rate of dividend, the time of payment, whether dividends shall be cumulative and if so, the dates from which dividends shall be cumulative, and the extent of participation rights, if any, (b) any right to vote with holders of shares of any other series or class and any right to vote as a class, either generally or as a condition to specified corporate action, and the number of votes, if any, to be exercised for each share, (c) the price at and the terms and conditions on which shares may be redeemed, (d) the amount payable upon shares in event of involuntary liquidation, (e) the amount payable upon shares in event of voluntary liquidation, (f) sinking fund provisions for the redemption or purchase of shares, (g) the terms and conditions on which shares may be converted if the shares of any series are issued with the privilege of conversion, and (h) any other designations, rights, preferences or limitations that are now or hereafter permitted by law and are not inconsistent with the provisions of this Section B(1).

2. Dividends. The holders of the Preferred Stock shall be entitled to receive dividends as and when declared by the Board of Directors out of funds legally available therefor. Dividends on the Preferred Stock of each series shall be at such rates or to such extent, payable in such manner, under such conditions and on such dates as shall be stated in the amendment to the Articles of Incorporation providing for the issuance of each such series of Preferred Stock. The holders of Common Stock shall be entitled to receive such dividends as may from time to time be declared by the Board of Directors out of funds legally available therefor, subject to the rights of the series of Preferred Stock outstanding from time to time. Dividends on Preferred Stock shall be in preference to dividends on Common Stock, unless otherwise determined by the Board in the amendment or amendments providing for an issue of Preferred Stock.

3. Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, there shall be paid to the holders of shares of Preferred Stock of each series the fixed amount per share payable in the event of liquidation, dissolution or winding up of the Corporation, stated in the amendment of the Articles of Incorporation providing for the issuance of each such series of Preferred Stock, plus the unpaid dividends accrued thereon, if such dividends be cumulative, before any sum shall be paid to, or any assets distributed among, the holders of the Common Stock, but the holders of the Preferred Stock shall be entitled to no further payment or distribution than as provided above. If amounts payable to holders of shares of Preferred Stock on liquidation, dissolution or winding up are not paid in full, the shares of Preferred Stock shall share in any distribution of assets (other than by way of dividends) on a basis determined by the Board in the amendment or amendments providing for the issue of each series of Preferred Stock, or, in the absence of such determination, the shares of Preferred Stock shall share ratably on a share for share basis in accordance with the sums which would be payable in such distribution if all sums payable were discharged in full. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock shall be entitled, in proportion to the number of shares of Common Stock so held, to payment or distribution of any assets remaining after all required payments to holders of Preferred Stock. A liquidation, dissolution or winding up of the Corporation, as such terms are used in this Section B(3), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or a sale, lease or conveyance of all or part of its assets.

        4. Redemption. The Preferred Stock of each series shall be subject to redemption if so provided, and at the prices, and upon the terms and conditions stated, in the amendment to the Articles of Incorporation providing for the issuance of each such series of Preferred Stock.

5. Voting. The holders of each series of the Preferred Stock shall have no voting power except as may be required by law, or as may be provided, and upon the terms and conditions stated, in the amendment to the Articles of Incorporation providing for the issuance of each such series of Preferred Stock. Except as set forth hereinabove, the entire and exclusive voting rights are vested in the holders of the Common Stock. Each holder of the Common Stock shall have one vote for each share held by him, and each holder of any series of Preferred Stock when and if entitled to vote shall also have such votes for each share held by him as provided in the amendment to the Articles of Incorporation providing for the issuance of each such series of Preferred Stock.

6. Pre-emptive Rights. No holder of any share of capital stock of the Corporation, whether now or hereafter authorized or outstanding, shall have any pre-emptive or preferential right to purchase or subscribe to purchase i) any shares of stock of any class of the Corporation or other security that the Corporation may determine to issue, whether share of stock or other security to be issued is now or hereafter authorized, ii) any warrants, rights or options to purchase any stock or other security , or iii) any obligation convertible into any such stock or other security or into warrants, rights or options to purchase any such stock or other security.

ARTICLE IV
DIRECTORS

The number of directors shall be fixed by the By-Laws. In the absence of such a provision in the By-Laws, the number of directors shall be nine. Until the 2011 annual meeting of stockholders, the directors shall by divided into three classes as nearly equal in number as possible, with directors of each class elected to hold office until the third succeeding annual meeting following the director's election and until a successor shall have been elected and qualified or until the director's prior death, resignation or removal. At each annual meeting of stockholders, successors to the directors whose terms shall then expire shall be elected to hold office. Without limiting the term of any director elected at or prior to the 2010 annual meeting of stockholders, directors elected to the Board of Directors after the 2010 annual meeting shall hold office until the first annual meeting of stockholders following the director's election and until a successor shall have been elected and qualified or until the director's prior death, resignation or removal. Vacancies resulting from an increase in the number of directors may be created and filled by action of the Board of Directors between annual meetings of stockholders. A director may be removed only if the number of votes cast to remove the director constitutes a majority of the votes entitled to be cast at an election of directors.

ARTICLE V
INDEMNIFICATION

A. Definitions. For purposes of this Article, the following definitions shall apply:

"Act" means the Virginia Stock Corporation Act, as it exists on the date hereof or is hereafter amended, or any successor or comparable provision of law if such Act is repealed.

"eligible person" means a person who is or was a director or officer of the Corporation, or while serving as such director or officer, is or was serving at the request of the Corporation as a director, trustee, partner or officer of another corporation, affiliated corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. A person shall be considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan.

"expenses" includes, without limitation, counsel fees, expert witness fees, and costs of investigation, litigation and appeal, as well as any amounts expended in asserting a claim for indemnification.

"liability" means the obligation to pay a judgment, settlement, penalty, fine (including any excise tax assessed with respect to any employment benefit plan), or reasonable expenses incurred with respect to a proceeding.

"party" includes, without limitation, an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

"proceeding" means any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative, or investigative and whether formal or informal.

B. Indemnification of Officers and Directors.

1. To the full extent that the Act permits the limitation or elimination of the liability of directors and officers, no director or officer of the Corporation made a party to any proceeding shall be liable to the Corporation or its stockholders for monetary damages arising out of any transaction, occurrence or course of conduct, whether occurring prior or subsequent to the effective date of this Article V.

2. To the full extent permitted by the Act, the Corporation shall indemnify any eligible person who was or is a party to any proceeding, including a proceeding brought by or in the right of the Corporation or brought by or on behalf of the stockholders of the Corporation, against any liability incurred by him in connection with such proceeding unless he engaged in willful misconduct or a knowing violation of the criminal law. To the same extent, the Board of Directors is hereby empowered, by a majority vote of a quorum of disinterested directors, to enter into a contract to indemnify any director or officer against liability and/or to advance or reimburse his expenses in respect to any proceedings arising from any act or omission, whether occurring before or after the execution of such contract.

        3. The provisions of this Article V shall be applicable to all proceedings commenced after it becomes effective, arising from any act or omission, whether occurring before or after such effective date. No amendment or repeal of this Article V shall impair or otherwise diminish the rights provided under this Article V (including those created by contract) with respect to any act or omission occurring prior to such amendment or repeal. The Corporation shall promptly take all such actions and make all such determinations and authorizations as shall be necessary or appropriate to comply with its obligation to make any indemnity against liability, or to advance any expenses, under this Article V and shall promptly pay or reimburse all reasonable expenses, including attorneys' fees, incurred by any such director or officer in connection with such actions and determinations or proceedings of any kind arising therefrom.

4. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the director or officer did not meet any standard of conduct that is a prerequisite to the limitation or elimination of liability provided in Section B(1) of this Article V or to his entitlement to indemnification under Section B(2) of this Article V.

5. No indemnification under Section B(2) of this Article V (unless ordered by a court of law) shall be made by the Corporation without a determination in the specific case that indemnification is proper in the circumstances because the proposed indemnitee has met the standard of conduct that is a prerequisite to his entitlement to indemnification under Section B(2) of this Article V.

The determination shall be made:

(a) By the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding;

(b) If a quorum cannot be obtained under subsection (a) of this Section B(5), by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

(c) By special legal counsel:

i) selected by the Board of Directors in the manner prescribed in subsection (a) of this Section B(5) or its committee in the manner prescribed in subsection (b) of this Section B(5); or

ii) if a quorum of the Board of Directors cannot be obtained under subsection (a) of this Section B(5) and a committee cannot be designated under subsection (b) of this Section B(5), selected by a majority vote of the full Board of Directors including directors who are parties; or

(d) By the stockholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is appropriate, except that if the determination is made by special legal counsel, such authorizations and evaluations shall be made by those entitled under subsection (c) of this Section B(5) to select counsel.

Notwithstanding the foregoing, in the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification, an advance or reimbursement is claimed, any determination as to such indemnification, advance or reimbursement shall be made by special legal counsel agreed upon by the Board of Directors and the proposed indemnitee. If the Board of Directors and the proposed indemnitee are unable to agree upon such special legal counsel, the Board of Directors and the proposed indemnitee each shall select a nominee, and the nominees shall select such special legal counsel.

6. (a) The Corporation shall pay for or reimburse the reasonable expenses incurred by a director or officer (and may do so for a person referred to in Section B(7) of this Article V) who is a party to a proceeding in advance of final disposition of the proceeding or the making of any determination under Section B(2) of this Article V if the director, officer or person furnishes to the Corporation:

i) a written statement, executed personally, of his good faith belief that he has met the standard of conduct that is a prerequisite to his entitlement to indemnification under Section B(2) of this Article V; and

ii) a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet such standard of conduct.

(b) The undertaking required by paragraph (ii) of subsection (a) of this Section B(6) shall be an unlimited general obligation but need not be secured and may be accepted without reference to financial ability to make repayment.

(c) Authorizations of payments under this Section B(6) shall be made by the persons specified in Section B(5) of this Article V.

7. The Board of Directors is hereby empowered, by majority vote of a quorum consisting of disinterested directors, to cause the Corporation to indemnify or contract to indemnify any person not specified in Section B

(2) of this Article V who was, is or may become a party to any proceeding, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same or a lesser extent as if such person were specified as one to whom indemnification is granted in Section B(2) of this Article V. The provisions of Sections B(3) through B(6) of this Article V shall be applicable to any indemnification provided pursuant to this Section B(7).

8. The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article V and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by him in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article V.

9. Every reference herein to directors, officers, employees or agents shall include former directors, officers, employees and agents and their respective heirs, executors and administrators. The indemnification hereby provided and provided hereafter pursuant to the power hereby conferred by this Article V on the Board of Directors shall not be exclusive of any other rights to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Corporation or others, with respect to claims, issues or matters in relation to which the Corporation would not have the power to indemnify such person under the provisions of this Article V. Nothing herein shall prevent or restrict the power of the Corporation to make or provide for any further indemnity, or provisions for determining entitlement to indemnity, or provisions for indemnification agreements, By-Laws, or other arrangements (including, without limitation, creation of trust funds or security interests funded by letters of credit or other means) approved by the Board of Directors (whether or not any of the directors of the Corporation shall be a party to or beneficiary of any such agreements, By-Laws or arrangements); provided, however, that any provision of such agreements, By-Laws or other arrangements shall not be effective if and to the extent that it is determined to be contrary to this Article V or applicable laws of the Commonwealth of Virginia, but other provisions of any such agreements, By-Laws or other arrangements shall not be affected by any such determination.

10. Each provision of this Article V shall be severable, and an adverse determination as to any such provision shall in no way affect the validity of any other provision.

ARTICLE VI
AMENDMENTS

Adoption of any amendment to the Articles of Incorporation requires, of each voting group entitled to vote thereon, approval of the amendment by a majority of a quorum of the voting group. Nothing in this Article VI shall be construed to require shareholder approval of an amendment or amendments to these Articles of Incorporation providing for the issuance of any series of Preferred Stock in accordance with Article III(B) of these Articles of Incorporation.

ARTICLE VII
MISCELLANEOUS

A. The Corporation elects not to be governed by Article 14 of the Act, entitled "Affiliated Transactions."

B. The Corporation elects not to be governed by Article 14.1 of the Act, entitled "Control Share Acquisitions," and such Article shall not apply to acquisitions of shares of the Corporation.

C. Where approval of any voting group of the corporation's shareholders is required under the Act for the following actions, approval shall require the affirmative vote of a majority of the shares entitled to be cast thereon by that voting group: (1) the approval by the shareholders of a plan of merger or share exchange; (2) the approval by the shareholders of a sale, lease, exchange or other disposition of the corporation's assets, other than a disposition described in § 13.1-723 of the Act or any successor statute, if the disposition would leave the corporation without a “significant continuing business activity,” as described by the Act; (3) the approval by the shareholders of a plan of domestication; (4) the approval by the shareholders of a plan of entity conversion; or (5) the approval by the shareholders of a proposal for dissolution of the corporation.

ARTICLE VIII
REGISTERED AGENT

The post office and physical address of the initial registered agent shall be 999 Waterside Drive, Suite 1700, in the City of Norfolk, Virginia 23510, and the initial registered agent shall be William A. Old, Jr., who is a resident of Virginia and a member of the Virginia State Bar, and whose business address is the same as the address of the initial registered office.

End of Appendix B

DOLLAR TREE, INC.

IMPORTANT ANNUAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK_____________

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on June 20, 2013.

Vote by Internet

- Go to **www.investorvote.com/DLTR**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES LISTED HEREIN, "FOR" PROPOSALS 2, 3, 4 and 5 and "AGAINST" PROPOSAL 6.

1. Election of Directors. Nominees:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Arnold S. Barron	☐	☐	02 - Macon F. Brock, Jr.	☐	☐	03 - Mary Anne Citrino	☐	☐
04 - H. Ray Compton	☐	☐	05 - Conrad M. Hall	☐	☐	06 - Lemuel E. Lewis	☐	☐
07 - J. Douglas Perry	☐	☐	08 - Bob Sasser	☐	☐	09 - Thomas A. Saunders III	☐	☐
10 - Thomas E. Whiddon	☐	☐	11 - Carl P. Zeithaml	☐	☐			

	For	Against	Abstain
2. To Approve, on an Advisory Basis, the Compensation of the Company's Named Executive Officers	☐	☐	☐
3. To Approve the Company's 2013 Director Deferred Compensation Plan	☐	☐	☐
4. To Ratify the Selection of KPMG as the Company's Independent Registered Public Accounting Firm	☐	☐	☐
5. Management Proposal to Increase Authorized Shares of Common Stock	☐	☐	☐
6. Shareholder Proposal Regarding Supplier Sustainability Reporting	☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed herein and authorizes the Proxies to take action in their discretion upon other matters that may properly come before the Meeting. **If no direction is made, this proxy will be voted "FOR" Proposals 1, 2, 3, 4, 5 and "AGAINST" Proposal 6.**

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — DOLLAR TREE, INC.

500 Volvo Parkway, Chesapeake, Virginia 23320

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
For Annual Meeting, June 20, 2013

The undersigned hereby appoints Macon F. Brock, Jr. and James A. Gorry, III, jointly and severally, each with full power of substitution, as proxies to represent the undersigned at the Annual Meeting of Shareholders of DOLLAR TREE, INC. to be held at The Founders Inn, 5641 Indian River Road, Virginia Beach, Virginia 23464, on Thursday, June 20, 2013 at 10:00 a.m. local time, and at any adjournment thereof, on any matters coming before the Meeting.

Please specify your choice by marking the appropriate box for each matter on the reverse side. Any boxes not marked will be voted in accordance with the recommendations of the Board of Directors. The Proxies cannot vote your shares unless you sign and return this card.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.